                                                                     EXHIBIT 2.2

================================================================================

                    ASSET CONTRIBUTION AND EXCHANGE AGREEMENT

                                      among

                              KELCO ACQUISITION LLC
                         as the Buyer whose sole member
                                       is
                          MEDSOURCE TECHNOLOGIES, INC.

                                       and

                             KELCO INDUSTRIES, INC.
                                  as the Seller

                                       and

                  Paul D. Kelly, individually and as trustee of
                      the Paul D. Kelly 1997 Annuity Trust,
                               and Wayne A. Kelly
                          as Shareholders of the Seller

                          Dated as of January 25, 1999

================================================================================

                                TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----
Contribution and Exchange of Assets......................................................................1
   Contribution and Exchange ............................................................................1
   -------------------------
   Excluded Assets ......................................................................................3
   ---------------
   Consents .............................................................................................3
   --------
   Escrow Deposit .......................................................................................3
   --------------
Assumption of Specified Liabilities......................................................................4
   Assumption ...........................................................................................4
   ----------
   Excluded Liabilities .................................................................................4
   --------------------
Consideration, Payment and Adjustments...................................................................6
   Consideration ........................................................................................6
   -------------
   Payment ..............................................................................................6
   -------
   Cash Consideration Adjustments .......................................................................7
   ------------------------------
   Transfer Taxes .......................................................................................9
   --------------
   Allocation of Consideration ..........................................................................9
   ---------------------------
Closing.................................................................................................10
-------
Representations and Warranties of the Seller and the Shareholders.......................................10
   Organization ........................................................................................10
   ------------
   Capitalization ......................................................................................10
   --------------
   Authorization; Validity of Agreement ................................................................10
   ------------------------------------
   No Violations; Consents and Approvals ...............................................................11
   -------------------------------------
   Financial Statements ................................................................................12
   --------------------
   No Material Adverse Change ..........................................................................12
   --------------------------
   No Undisclosed Liabilities ..........................................................................12
   --------------------------
   Litigation; Compliance with Law; Licenses and Permits ...............................................13
   -----------------------------------------------------
   Employee Benefit Plans; ERISA .......................................................................13
   -----------------------------
   Real Property .......................................................................................14
   -------------
   Intellectual Property; Computer Software. ...........................................................14
   ----------------------------------------
   Title to Acquired Assets; Capital Budget. ...........................................................15
   ----------------------------------------
   Material Contracts. .................................................................................15
   ------------------
   Taxes. ..............................................................................................16
   -----
   Affiliated Party Transactions .......................................................................18
   -----------------------------
   Environmental Matters ...............................................................................18
   ---------------------
   No Brokers ..........................................................................................20
   ----------
   Receivables. ........................................................................................20
   -----------
   Inventories .........................................................................................20
   -----------
   Product Claims ......................................................................................20
   --------------
   Warranties and Returns ..............................................................................20
   ----------------------
   Assets Utilized in the Business .....................................................................21
   -------------------------------
   Insurance ...........................................................................................21
   ---------
   Delivery of Documents; Corporate Records ............................................................21
   ----------------------------------------

                           TABLE OF CONTENTS (Cont'd.)

                                                                                                       PAGE
                                                                                                       ----
   Customers, Suppliers and Distributors ...............................................................21
   -------------------------------------
   Labor Matters .......................................................................................21
   -------------
   Directors, Officers and Certain Employees ...........................................................22
   -----------------------------------------
   Year 2000 ...........................................................................................22
   ---------
   No Misstatements or Omissions .......................................................................22
   -----------------------------
   Investment Undertaking; Sophisticated Investor ......................................................22
   ----------------------------------------------
Representations and Warranties of the Buyer ............................................................23
   Organization ........................................................................................23
   ------------
   Capitalization ......................................................................................23
   --------------
   Authorization; Validity of Agreement ................................................................23
   ------------------------------------
   No Violations; Consents and Approvals. ..............................................................24
   -------------------------------------
   Litigation ..........................................................................................25
   ----------
   Shares of Capital Stock. ............................................................................25
   -----------------------
Other Agreements of the Parties.........................................................................25
   Conduct of Business .................................................................................25
   -------------------
   Access and Information ..............................................................................26
   ----------------------
   Tax Returns; Taxes ..................................................................................27
   ------------------
   Notice of Developments ..............................................................................28
   ----------------------
   Non-Disclosure of Confidential Information ..........................................................28
   ------------------------------------------
   No Solicitation of Employees, Suppliers or Customers. ...............................................28
   ----------------------------------------------------
   Non-Competition. ....................................................................................28
   ---------------
   Public Statements ...................................................................................29
   -----------------
   Other Actions .......................................................................................29
   -------------
   Change of Name ......................................................................................30
   --------------
   Cooperation on Taxes ................................................................................30
   --------------------
   Employees ...........................................................................................30
   ---------
   Consents; Releases ..................................................................................32
   ------------------
   HSR Filings .........................................................................................32
   -----------
   Employment Agreements ...............................................................................32
   ---------------------
   Grant of Stock Options ..............................................................................32
   ----------------------
   Stockholder Agreement and Registration Rights Agreement .............................................32
   -------------------------------------------------------
   Exclusivity .........................................................................................32
   -----------
   Equipment, Intellectual Property and Other Assets ...................................................33
   -------------------------------------------------
   Certain Payments ....................................................................................33
   ----------------
   Interests in Real Property ..........................................................................33
   --------------------------
   Accounts Receivable .................................................................................33
   -------------------
Conditions Precedent to the Closing.....................................................................34
   Conditions Precedent to the Buyer's Obligations to Close ............................................34
   --------------------------------------------------------
   Conditions Precedent to the Seller's Obligations to Close ...........................................36
   ---------------------------------------------------------
Documents to be Delivered at the Closing................................................................37
   Deliveries of the Seller and the Shareholders .......................................................37
   ---------------------------------------------
   Deliveries of the Buyer .............................................................................38
   -----------------------
Termination.............................................................................................39

                           TABLE OF CONTENTS (Cont'd.)

                                                                                                       PAGE
                                                                                                       ----
Survival of Representations and Warranties..............................................................39
   Survival of Representations and Warranties of the Seller and the Shareholders .......................39
   -----------------------------------------------------------------------------
   Survival of Representations and Warranties of the Buyer .............................................39
   -------------------------------------------------------
Indemnification.........................................................................................40
   Indemnification by the Seller and the Shareholders ..................................................40
   --------------------------------------------------
   Indemnification by the Buyer ........................................................................40
   ----------------------------
   Indemnification Procedures ..........................................................................40
   --------------------------
   Limitations on Indemnification by the Seller and the Shareholders ...................................42
   -----------------------------------------------------------------
Miscellaneous...........................................................................................43
   Transaction Fees and Expenses .......................................................................43
   -----------------------------
   Notices .............................................................................................43
   -------
   Amendment ...........................................................................................44
   ---------
   Waiver ..............................................................................................44
   ------
   Governing Law .......................................................................................44
   -------------
   Jurisdiction ........................................................................................44
   ------------
   Remedies ............................................................................................44
   --------
   Severability ........................................................................................45
   ------------
   Further Assurances ..................................................................................45
   ------------------
   Assignment ..........................................................................................45
   ----------
   Binding Effect ......................................................................................45
   --------------
   No Third Party Beneficiaries ........................................................................45
   ----------------------------
   Entire Agreement ....................................................................................45
   ----------------
   Headings ............................................................................................46
   --------
   Counterparts ........................................................................................46
   ------------
   Bulk Sales Law ......................................................................................47
   --------------
SIGNATURES..............................................................................................47

                                    Schedules
                                    ---------

Schedule 1.1       Certain Liens
Schedule 1.2(a)    Excluded Assets
Schedule 3.5       Allocation of Purchase Price
Schedule 5.2       Capitalization; Liens
Schedule 5.4       Violations, Consents and Approvals
Schedule 5.5       Financial Statements
Schedule 5.8(a)    Litigation
Schedule 5.8(b)    Violations of Law
Schedule 5.9(a)    Employee Benefit Plans
Schedule 5.9(b)    Employee Benefit Plans subject to Title IV of ERISA
Schedule 5.10(b)   Leases
Schedule 5.11(a)   Intellectual Property; Rights of Ownership
Schedule 5.11(b)   Licenses, etc. Rights of Ownership
Schedule 5.12(a)   Liens
Schedule 5.12(b)   Fixed Assets Ledger
Schedule 5.12(c)   Capital Budget
Schedule 5.13      Material Contracts;  Defaults or Events of Default
Schedule 5.14(a)   Taxes
Schedule 5.16      Environmental Matters
Schedule 5.19      Inventories
Schedule 5.20      Service and Product Liability Claims
Schedule 5.21      Warranties and Returns Policies; Product Failures or Defects
Schedule 5.23      Insurance Policies
Schedule 5.25      Sales; Sales to Customers; Suppliers and Distributors
Schedule 5.27      Directors, Officers, Certain Employees
Schedule 7.1       Conduct of Business
Schedule 7.6       No Solicitation
Schedule 7.12(a)   Employees
Schedule 7.12(h)   Certain Group Health Plans
Schedule 7.16      Employees to Receive Stock Options

                                    Exhibits
                                    --------

Exhibit 1.4       Form of Deposit Escrow Agreement
Exhibit 3.1A      Form of Settlement Escrow Agreement
Exhibit 3.1B      Form of Certificate of Designation
Exhibit 7.12(g)   Form of Profit Sharing Plan Assumption Agreement
Exhibit 7.15A     Form of Paul Kelly Employment Agreement
Exhibit 7.15B     Form of Wayne Kelly Employment Agreement
Exhibit 7.15C     Form of Ray Postels Employment Agreement
Exhibit 7.17A     Form of Stockholder Agreement
Exhibit 7.17B     Form of Registration Rights Agreement
Exhibit 7.21(a)   Form of New Leases
Exhibit 8.1(h)    Form of Opinion of Counsel for the Seller and the Shareholders
Exhibit 8.2(f)    Form of Opinion of Counsel for the Buyer
Exhibit 8.2(h)    Form of Bill of Sale, Assignment and Assumption Agreement

                    ASSET CONTRIBUTION AND EXCHANGE AGREEMENT

                          Dated as of January 25, 1999
                          ----------------------------

          The parties to this Asset Contribution and Exchange Agreement (this "Agreement") are Kelco Acquisition LLC, a Delaware limited liability company (the "Buyer") whose sole member is MedSource Technologies, Inc., a Delaware corporation ("MedSource"), Kelco Industries, Inc., a Minnesota corporation (the "Seller"), and Paul D. Kelly, individually and as trustee of the Paul D. Kelly 1997 Annuity Trust, and Wayne A. Kelly, an individual, who own certain of the outstanding capital stock of the Seller (the "Shareholders").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          The Seller is in the business of precision machining and related products and services (collectively, the "Business").

          The Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, all of the Seller's assets and properties relating to the Business in consideration for the payment of cash and preferred stock and the assumption of the liabilities specified below, on the terms and subject to the conditions set forth herein.

          It is therefore agreed as follows:

1.   Contribution and Exchange of Assets.

     1.1 Contribution and Exchange. Upon the terms and subject to the conditions
         -------------------------
contained in this Agreement, at the Closing (as defined in section 4), the Seller shall contribute, exchange, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and accept from the Seller, all of the assets and rights of every nature, kind and description, tangible and intangible, wherever located, that are owned, used or held for use by the Seller in or for the Business, as the same shall exist on the Closing Date (as defined in section 4) (collectively, the "Acquired Assets"), free and clear of any and all liens, charges, claims, pledges, security interests or other encumbrances ("Liens"), except for Liens set forth on Schedule 1.1, including, without limitation, the following:

          (1) accounts receivable, notes receivable, drafts or other similar instruments;

          (2) inventory, including but not limited to finished goods, work in process, raw materials and supplies;

          (3) prepaid expenses and deposits, other than as set forth in section 1.2;

          (4) machinery, equipment, tools and dies, hand tools, vehicles, computers and other data processing hardware (and all software related thereto or used therewith) and other tangible personal property of similar nature, including but not limited to all items set forth on the Seller's fixed asset ledger attached to this Agreement on Schedule 5.12(b) (collectively, the "Machinery and Equipment");

          (5) office furniture, office equipment, fixtures and other tangible personal property of similar nature (collectively, the "Furniture and Fixtures");

          (6) interests to the extent owned by the Seller in any patent, copyright, trademark, trade name, brand name, service mark, logo, symbol, trade dress, design or representation or expression of any thereof, or registration or application for registration thereof, or any other invention, trade secret, technical information, know-how, proprietary right or intellectual property, technologies, methods, designs, drawings, software (including documentation and source code listings), processes and other proprietary properties or information (collectively, the "Intellectual Property");

          (7) all leases, agreements and other rights to use, occupy or possess, or otherwise, with respect to machinery, equipment, vehicles and other tangible personal property of similar nature to which the Seller is a party, and all rights arising under or pursuant to such leases, agreements and rights;

          (8) to the extent not included above, and subject to section 1.3, all contracts, agreements, options, commitments, understandings, licenses, leases and instruments relating to the Business including, without limitation, customer and supplier contracts, sales representative and distributor contracts and commission contracts with respect thereto, and each of the Material Contracts as listed on Schedule 5.13 (collectively, the "Assigned Contracts");

          (9) customer and supplier lists, mailing lists, catalogs, brochures and handbooks relating to the Business;

          (10) other books, records, files, contracts, plans, notebooks, production and sales data and other data of the Seller relating to the Business, whether or not in tangible form or in the form of intangible computer storage media such as optical disks, magnetic disks, tapes and all similar storage media;

          (11) the name Kelco Industries and all variations thereof and all similar names and the goodwill associated therewith, together with all trademarks, service marks and trade names of the Seller related to the Business, if any;

          (12) rights related to any portion of the Business or the Acquired Assets, including third party warranties and guarantees and other similar contractual rights, as to third parties held by or in favor of the Seller, and arising out of, resulting from or relating to the Business or the Acquired Assets; and

          (13) rights to insurance and condemnation proceeds relating to any damage, destruction, taking or other similar impairment of any of the Acquired Assets.

     1.2 Excluded Assets. The only assets of the Seller that the Buyer is not
         ---------------
acquiring hereby (the "Excluded Assets") are:

          (1) notwithstanding anything in section 1.1 to the contrary, the assets set forth on Schedule 1.2(a);

          (2) the consideration to be delivered to the Seller pursuant to this Agreement for the Acquired Assets to be sold to the Buyer hereunder and the rights of the Seller hereunder;

          (3) notwithstanding anything in section 1.1 to the contrary, all cash, marketable securities, tax deposits and the split dollar life insurance receivable set forth on the Estimated Closing Date Balance Sheet referred to in section 3.3(a), subject to adjustment upon determination of the Closing Date Balance Sheet referred to in section 3.3(d);

          (4) the certificate of incorporation, corporate seals, minute books, stock books, Tax Returns (as defined in section 5.14(c)) and supporting data prepared expressly in connection therewith, and other records prepared directly in connection with the corporate organization and capitalization of the Seller and/or its operation as a corporation under applicable Laws (as defined in section 5.8(b)); and

          (5) shares of the capital stock of the Seller.

     1.3 Consents. Except for the Assigned Contracts set forth on Schedule 5.4,
         --------
to the extent that the assignment of any Assigned Contract shall require the Consent (as defined in section 5.4(b)) of the other parties thereto or of any third parties, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or of other obligations or commitments of the Seller. The Seller shall take any and all action necessary to obtain any and all such Consents prior to the Closing Date. If any such Consent is not obtained, and the Buyer waives the obtaining of such Consent as a condition precedent hereunder, then the Seller shall cooperate with the Buyer in any arrangement (such as subcontracting, sublicensing or subleasing) requested by the Buyer intended to provide for the Buyer all of the benefits of the Seller under such Contract.

     1.4 Escrow Deposit.
         --------------

          (1) Simultaneously with the execution and delivery of this Agreement, the Buyer is delivering to Messerli & Kramer, P.A., as escrow agent, by check or wire transfer, the amount of $250,000 as an escrow deposit (the "Deposit") to be held in accordance with the escrow agreement (the "Deposit Escrow Agreement") annexed hereto as Exhibit 1.4.

          (2) The Deposit Escrow Agreement provides that, at the Closing, the Deposit shall be returned to the Buyer. In the event, however, that the Closing does not occur by March 31, 1999 and neither the Seller nor the Shareholders are then in breach of this Agreement, all of the conditions set forth in section 8.1 have been satisfied and the Seller and the Shareholders are otherwise ready, willing and able to consummate the Closing, then, pursuant to the Deposit Escrow Agreement, the Seller shall be entitled to the Deposit made by the Buyer as liquidated damages for such failure. The Deposit shall be the Seller's and the Shareholders' sole and exclusive remedy and claim against the Buyer for such failure.

          (3) The parties hereby expressly acknowledge that the amount referred to above as liquidated damages and payable pursuant to the Deposit Escrow Agreement constitutes liquidated damages and not a penalty. The parties further acknowledge that the amount of loss or damages likely to be incurred upon occurrence of an event that would make the Deposit payable as described above is incapable or is difficult to precisely estimate, and the parties are sophisticated business parties and have been represented by sophisticated and able legal counsel and financial advisors and have negotiated this Agreement and the Deposit Escrow Agreement at arm's length.

2.   Assumption of Specified Liabilities.

     2.1 Assumption. Upon the terms and subject to all of the conditions
         ----------
contained herein, at the Closing, the Buyer shall assume, and agree to pay, perform and discharge (i) the obligations and liabilities of the Seller that are reflected as "accounts payable" or "accrued liabilities" (which accrued liabilities consist solely of "profit sharing contribution," "real estate taxes," "wages," "bonus," "commissions," "medical, payroll taxes and other withholdings" and "Minnesota minimum fee") including, without limitation, accrued vacation, to the extent any and all such liabilities are reflected on the April 30, 1998 balance sheet (the "April 30 Balance Sheet") of the Seller included in the financial statements described in section 5.5 and not discharged by the Seller before the Closing; (ii) the Institutional Indebtedness (as hereinafter defined) of the Seller set forth on the April 30 Balance Sheet and not discharged by the Seller before the Closing; (iii) the obligations and liabilities of the Seller incurred since April 30, 1998 that are not in contravention of section 7.1 and are reflected on the Closing Date Balance Sheet as "accounts payable" or "accrued liabilities" (which accrued liabilities shall consist solely of "profit sharing contribution," "real estate taxes," "wages," "bonus," "commissions," "medical, payroll taxes and other withholdings" and "Minnesota minimum fee") including, without limitation, accrued vacation; and
(iv) the obligations and liabilities of the Seller for the Seller's Profit Sharing Plan and Trust dated May 1995, but only to the extent provided in section 7.12(g) (all of the foregoing, collectively, the "Assumed Liabilities" and, individually, an "Assumed Liability"). For the purposes of this Agreement, "Institutional Indebtedness" shall mean all current and long-term institutional indebtedness (including all revolving credit facilities, term loans and notes and lines of credit or loans due to banks or similar financial institutions, negative book balances and overdrafts and capital lease obligations) of the Seller reflected on the April 30 Balance Sheet.

     2.2 Excluded Liabilities. The Buyer is only assuming the liabilities and
         --------------------
obligations of the Seller expressly set forth in section 2.1. Without limiting the generality of the foregoing, the Buyer is not assuming, and the Seller shall remain responsible for and shall, except as expressly set forth in section 7.21, promptly pay, perform and discharge, all of the liabilities and obligations of the Seller other than the Assumed Liabilities (the "Excluded Liabilities") such that the Buyer will incur no liability in connection therewith, and the Seller and the Shareholders shall, pursuant to section 12, indemnify the Buyer with respect to and shall hold the Buyer harmless from and against all such Excluded Liabilities, including but not limited to the following:

          (1) any obligation or liability of the Seller arising from a breach of a representation or warranty herein on its part or its failure to fully, faithfully and promptly perform any agreement or covenant on its part contained herein;

          (2) any obligation or liability of the Seller to the extent the same arose prior to the Closing out of or resulting from noncompliance with any federal, state or local Laws, whether relating to the environment, the health and safety standards applicable to employees, employee benefit plans, wage and hour Laws or other labor related matters or otherwise;

          (3) any obligation or liability of the Seller to the extent that the Seller shall be indemnified by an insurer;

          (4) any expenses of the Seller incurred in connection with the transactions contemplated hereunder that are unpaid as of the Closing Date, it being understood that all such expenses (including but not limited to fees and expenses of finders, investment bankers, business brokers, attorneys and accountants) shall be paid by the Seller out of the consideration to be delivered to the Seller pursuant to this Agreement for the Acquired Assets to be sold to the Buyer hereunder and the rights of the Seller hereunder, and not out of any of the Acquired Assets;

          (5) any obligations relating to an Excluded Asset;

          (6) any liability for Taxes (as defined in section 5.14(c)), except for Taxes expressly set forth in section 2.1;

          (7) any indebtedness for borrowed money or any guaranty thereof, except as expressly set forth in section 2.1;

          (8) any amount due to any Shareholder, other than as an "accrued liability" expressly set forth in section 2.1, or Affiliate (as defined in section 5.15);

          (9) any pension, profit-sharing or workmen's compensation or other employee benefit or post retirement plan and any liability or obligation arising thereunder, except as expressly set forth in section 2.1;

          (10) any liability or obligation for, with respect to, related to or arising out of any goods sold, shipped or delivered by the Seller prior to Closing, including but not limited to any liability as a result of any injury to persons or property;

          (11) all waiver of premium claims as of the Closing Date to the extent relating to events, conditions or circumstances that occur or exist prior to the Closing; and

          (12) all claims of employees arising out of events, conditions and circumstances to the extent such claims existed or occurred prior to Closing, including, but not limited to, medical and health claims and disability claims.

3.   Consideration, Payment and Adjustments.

     3.1 Consideration. As consideration for the sale, assignment, transfer and
         -------------
delivery of the Acquired Assets by the Seller to the Buyer, and upon the terms and subject to the conditions contained herein, the Buyer shall assume the Assumed Liabilities and pay, in the manner set forth in section 3.2, an aggregate amount (the "Consideration") as follows: (a) $48,000,000 (the "Cash Portion of the Consideration") as follows: (i) $46,000,000 (the "Fixed Cash Amount") by wire transfer of immediately available funds to an account designated in writing by the Seller at least three days prior to the Closing, subject to preliminary adjustment as provided in section 3.3(b) on the basis of the Estimated Closing Date Balance Sheet, and (ii) $2,000,000 (the "Settlement Escrow Amount") to be held in escrow by Parker Chapin Flattau & Klimpl, LLP, as escrow agent (the "Escrow Agent") pursuant to the terms and conditions of an escrow agreement in the form attached hereto as Exhibit 3.1A (the "Settlement Escrow Agreement"), all subject to final adjustment after the Closing as provided in section 3.3(d) on the basis of the Closing Date Balance Sheet referred to in section 3.3(d) (the Cash Portion of the Consideration as so adjusted, the "Cash Consideration"), and (b) 12,000 shares of the Buyer's Series A Preferred Stock having the terms set forth in the Certificate of Designation included as Exhibit 3.1B to this Agreement (the "Preferred Stock").

     3.2 Payment.
         -------

          (1) On the Closing Date, the Buyer shall deliver to the Seller (i) an amount (the "Estimated Cash Consideration") equal to the Fixed Cash Amount plus
(A) the Estimated Price Increase (as defined in section 3.3(b)), if any, or, alternatively, less (B) the Estimated Price Decrease (as defined in section 3.3(b)), if any, and (ii) the Preferred Stock.

          (2) On the Closing Date, the Buyer shall deliver to the Escrow Agent an amount equal to the Settlement Escrow Amount.

          (3) Upon the determination of the Cash Consideration, as finally determined in accordance with section 3.3(d) on the basis of the Closing Date Balance Sheet, either (i) the Buyer shall pay to the Seller the amount of the Final Cash Consideration Increase (as defined in section 3.3(d)) and the Buyer shall cause the Escrow Agent to pay the Seller the Settlement Escrow Amount in accordance with the Settlement Escrow Agreement or, alternatively, (ii) the Seller shall pay to the Buyer the amount of the Final Cash Consideration Decrease (as defined in section 3.3(d)) (each such payment, a "Cash Consideration Adjustment"), which such Final Cash Consideration Decrease shall be made from the Settlement Escrow Amount in accordance with the terms of the Settlement Escrow Agreement (and the Buyer shall cause the Escrow Agent to pay to the Seller the portion of the Settlement Escrow Amount that exceeds the amount of such Final Consideration Decrease, if any, in accordance with the Settlement Escrow Agreement) and, if such Final Cash Consideration Decrease exceeds the Settlement Escrow Amount, then such excess shall be paid by the Seller pursuant to section 3.3(f) hereof.

     3.3 Cash Consideration Adjustments.
         ------------------------------

          (1) At least three business days prior to the Closing Date, the Seller shall deliver to the Buyer (i) a balance sheet (the "Estimated Closing Date Balance Sheet") based upon the books and records of the Seller as of such date and prepared in accordance with generally accepted accounting principles consistently applied in accordance with past practice ("GAAP") and reflecting the Seller's best estimate of each of the items, and the amounts thereof, to be included on the Closing Date Balance Sheet and (ii) a certificate of the Seller, duly executed by an executive officer of the Seller, stating that the Estimated Closing Date Balance Sheet has been prepared in good faith, has been prepared in accordance with GAAP and reflects the Seller's best estimate of, and fairly presents, each of the items, and the amounts thereof, to be included on the Closing Date Balance Sheet.

          (2) If the Net Asset Amount of the Seller as shown on the Estimated Closing Date Balance Sheet is greater than the Net Asset Amount shown on the April 30 Balance Sheet, the payment of the Fixed Cash Amount to the Seller on the Closing Date shall be increased, as a preliminary adjustment to the Fixed Cash Amount as provided in section 3.2, by the amount of such excess (the "Estimated Price Increase"). If the Net Asset Amount of the Seller as shown on the Estimated Closing Date Balance Sheet is less than the Net Asset Amount as shown on the April 30 Balance Sheet, the payment of the Fixed Cash Amount to the Seller on the Closing Date shall be decreased, as a preliminary adjustment to the Fixed Cash Amount as provided in section 3.2(a)(i), by the amount of such deficiency (the "Estimated Price Decrease"). For purposes of this Agreement, "Net Asset Amount" of the Seller as of any date shall mean the total assets of the Seller less the sum of (i) the Excluded Assets set forth in section 1.2,
(ii) all "accounts payable" of the Seller and (iii) all "accrued liabilities" of the Seller, all as set forth on a balance sheet of the Seller as of such date.

          (3) As of the close of business on the Closing Date, or at such other time on such other date as near as practicable thereto as may be mutually agreed to by the parties to avoid business disruptions, the Buyer shall cause physical counts to be made of the inventory of the Seller located at such of the Seller's facilities as the Buyer shall request (the "Inventory Count"), which shall be observed by the accounting firm of Ernst & Young LLP, the costs of the physical inventory to be paid by the Buyer. The Seller's representatives shall be entitled to attend and observe the taking of the Inventory Count. Upon completion of the Inventory Count (and any adjustment pursuant to the immediately following sentence), the Seller shall be provided with copies of the relevant data relating to those counts for its review. The results of the Inventory Count shall be adjusted to reflect the Seller's inventory at the close of business on the day immediately preceding the Closing Date using actual receipts and shipments, and the valuation of inventory for purposes of the Closing Date Balance Sheet shall be based on the results of the Inventory Count as so adjusted.

          (4) Within forty-five (45) days following the Closing Date, the Seller shall deliver to the Buyer a balance sheet of the Seller as of the close of business on the Closing Date prepared by the Seller with the assistance of the Buyer (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with GAAP and shall set forth the calculation of the Net Asset Amount in a manner consistent with the calculation thereof on the April 30 Balance Sheet and the Estimated Closing Date Balance Sheet as of the Closing Date. In connection with the preparation of the Closing Date Balance Sheet, the Seller shall provide the Buyer and the Buyer's accountants and representatives full access to the Seller's books, records, facilities and employees. If the Net Asset Amount of the Seller as reflected in the Closing Date Balance Sheet is greater than the Net Asset Amount reflected in the Estimated Closing Date Balance Sheet, the Fixed Cash Amount shall be increased, by a final adjustment to the Estimated Cash Consideration as provided in section 3.3(b), by the amount of such excess (the "Final Cash Consideration Increase"). If the Net Asset Amount of the Seller as reflected in the Closing Date Balance Sheet is less than the Net Asset Amount as reflected in the Estimated Closing Date Balance Sheet, the Fixed Cash Amount shall be decreased, by a final adjustment to the Estimated Cash Consideration as provided in section 3.3(b), by the amount of such deficiency (the "Final Cash Consideration Decrease").

          (5) The Buyer shall have thirty (30) days after receipt by it of the Closing Date Balance Sheet (the "Dispute Period") to dispute any item, calculation or amount, or the method of calculation of any item or amount, reflected therein (a "Dispute"). If the Buyer does not give written notice of a Dispute (a "Dispute Notice") to the Seller within the Dispute Period, the Closing Date Balance Sheet shall be deemed to have been accepted by the Buyer in the form in which it was delivered by the Seller. In the event that the Buyer does not agree with any item, calculation or amount, or the method of calculation of any item or amount, reflected on the Closing Date Balance Sheet, the Buyer shall give the Seller a Dispute Notice within the Dispute Period, setting forth the basis of its disagreement, and the Seller and the Buyer shall, within fifteen (15) days after the receipt by the Seller of such Dispute Notice, attempt to resolve such Dispute and agree in writing upon the final Closing Date Balance Sheet. In the event that the Seller and the Buyer are unable to resolve any such Dispute within the fifteen (15) day resolution period, then the national office of the certified public accounting firm of McGladrey & Pullen, LLP or such other national office of a certified public accounting firm or office as may be mutually agreed upon by the Seller and the Buyer (the "Arbitrator") shall be employed as arbitrator hereunder to settle such Dispute as soon as reasonably practicable, and the parties hereto shall use their reasonable best efforts to ensure that the Arbitrator decides such matter within 30 days after submission to such Arbitrator. The parties agree that the Arbitrator shall decide only the matter involved in the Dispute, and not any other matters. Any Arbitration pursuant to this section 3.3(e) shall be conducted in the national office of the Arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association then existing and the Arbitrator's determination with respect to any Dispute shall be final and binding on all parties and not subject to appeal on any ground, and judgment on the arbitration award may be enforced in any court having jurisdiction over the subject matter of the controversy. The Seller and the Buyer shall each pay one-half of the fees and expenses of the Arbitrator for the services of the Arbitrator in the arbitration.

          (6) In the event of a Final Cash Consideration Decrease that is less than or equal to the Settlement Escrow Amount, an amount equal to such Cash Consideration Adjustment shall be paid by the Escrow Agent to the Buyer and an amount equal to the remainder of the Settlement Escrow Amount shall be paid by the Escrow Agent to the Seller, in each case pursuant to the terms of the Settlement Escrow Agreement. In the event there is no Cash Consideration Adjustment or in the event of a Final Cash Consideration Increase, the Settlement Escrow Amount shall be paid by the Escrow Agent to the Seller pursuant to the terms of the Settlement Escrow Agreement. In the event of a Final Cash Consideration Decrease that exceeds the Settlement Escrow Amount, the amount of such excess, together with interest on such amount at a rate equal to the rate of interest announced from time to time by Chase Manhattan Bank to be its prime or reference rate (the "Prime Rate"), from the Closing Date to the payment date, shall promptly be paid by the Seller to the Buyer, in immediately available funds by wire transfer to such bank account as may be designated by the Buyer. In the event of a Final Cash Consideration Increase, such amount, together with interest thereon at the Prime Rate, shall promptly be paid by the Buyer to the Seller in immediately available funds by wire transfer to such bank account as may be designated by the Seller. Payments pursuant to this section 3.3(f) shall be made within ten
(10) days after the final determination of the Closing Date Balance Sheet.

     3.4 Transfer Taxes. All sales, use, transfer, excise and similar taxes
         --------------
imposed by any state, county, local or other governmental entity or Taxing Authority (as defined in section 5.14(a)) as a result of the transfer of the Acquired Assets hereunder and the other transactions contemplated hereby shall be duly and timely paid by the Seller; provided, however, that the Buyer shall
                                       --------  -------
duly and timely pay any and all transfer or similar Taxes (x) imposed by the State of Minnesota or Hennepin County, Minnesota in connection with the transfer of any automobiles included in the Acquired Assets or (y) imposed by the State of Delaware. The Seller shall duly and timely file all Tax Returns in connection with such Taxes. The Seller shall give a copy of each such Tax Return to the Buyer for its review with sufficient time for incorporation of the Buyer's comments prior to filing, and shall give the Buyer a copy of the Tax Return as filed, together with proof of payment of the Tax shown thereof, promptly after filing.

     3.5 Allocation of Consideration.
         ---------------------------

          (1) The Buyer and the Seller agree that the Consideration and the Assumed Liabilities shall be allocated among the Acquired Assets in accordance with Schedule 3.5. The Buyer, the Seller and the Shareholders shall be bound by such allocation for all purposes, including determining any Tax, shall prepare and file all Tax Returns, including the information required under Treasury Regulation Section.1.351-3 (the "Section 351 Schedules"), in a manner consistent with such allocations, and shall not take any position inconsistent with such allocation in any Tax Return, any proceeding before any Taxing Authority or otherwise. In the event that any allocation is questioned, audited or disputed by any Taxing Authority, the party receiving notice thereof shall promptly notify and consult with the other party concerning the strategy for the resolution thereof, and shall keep the other party apprised of the status or such question, audit or dispute and the resolution thereof.

          (2) The Buyer and the Seller shall duly and timely file their respective Section 351 Schedules in accordance with this section 3.5. Each party shall furnish a copy of each Section 351 Schedule filed by it to the other party promptly after filing.

          (3) At the Closing, the Shareholders shall cause the Seller to, and the Seller shall, deliver to the Buyer a schedule that sets forth the true, complete and correct tax basis of each Acquired Asset in the hands of the Seller immediately prior to the Closing.

4. Closing. The closing (the "Closing") of the transactions contemplated by this
   -------
Agreement shall take place at the offices of the Buyer's counsel in New York City, at 10:00 a.m. local time (i) on March 31, 1999 or (ii) on any date on or before March 31, 1999 that the Buyer informs the Seller in writing (not less than ten (10) days prior to such date) that the Closing shall take place (the "Closing Date"). The execution and/or delivery of each document to be executed and/or delivered at the Closing and each other action to be taken at the Closing shall be subject to the condition that every other document to be executed and/or delivered at the Closing is so executed and/or delivered and every other action to be taken at the Closing is so taken, and all such documents and actions shall be deemed to be executed and/or delivered or taken, as the case may be, simultaneously.

5. Representations and Warranties of the Seller and the Shareholders.

     The Seller and the Shareholders jointly and severally represent and warrant to MedSource and the Buyer as follows:

     5.1 Organization. The Seller is a corporation duly organized, validly
         ------------
existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary. The Seller has delivered to the Buyer true, correct and complete copies of the Seller's certificate of incorporation and bylaws, as currently in effect.

     5.2 Capitalization. Schedule 5.2 sets forth a true, correct and complete
         --------------
list of each Person (as defined in section 5.4(b)) who owns any shares of capital stock of the Seller and the number and class of shares owned by such Person. Except as set forth on Schedule 5.2, the Shareholders and the other shareholders of the Seller own the issued and outstanding capital stock of the Seller of record and beneficially, free and clear of all Liens. Other than marketable securities set forth on the April 30 Balance Sheet or the Closing Date Balance Sheet, the Seller does not own any shares of capital stock (or other equity interests of entities other than corporations) of any partnership, joint venture, trust, corporation, limited liability company or other entity.

     5.3 Authorization; Validity of Agreement. Each of the Seller and the
         ------------------------------------
Shareholders has the requisite capacity and authority to execute, deliver and perform this Agreement and each of the other agreements, instruments, documents and certificates to be executed and delivered pursuant to this Agreement, including but not limited to, any item referred to in section 9 (collectively, with this Agreement, the "Transaction Documents") to which it is a party and to assume and perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other Transaction Documents has been duly executed, authorized and delivered by each of the Seller and the Shareholders party thereto and is a valid and binding obligation of each of the Seller and the Shareholders, enforceable against each of the Seller and the Shareholders in accordance with their respective terms, except as such enforceability may be subject to or limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

     5.4  No Violations; Consents and Approvals.
          -------------------------------------

          (1) The execution, delivery and performance of each of this Agreement and the other Transaction Documents by each of the Seller and the Shareholders parties thereto do not, and the consummation by each of the Seller and the Shareholders of the transactions contemplated hereby and thereby will not, (i) violate any provision of the certificate of incorporation or bylaws of the Seller, (ii) except as set forth on Schedule 5.4, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, option, contract, undertaking, understanding, covenant, agreement or other instrument or document (collectively, a "Contract") to which the Seller, any Shareholder or any other shareholder of the Seller is a party or by which any of the Acquired Assets or the Business may be bound or otherwise subject or
(iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to the Seller, any Shareholder or any other shareholder of the Seller or any of their respective properties or assets.

          (2) No filing or registration with, notification to, or authorization, consent or approval of, any foreign, provincial, United States federal, state, county, municipal or other local jurisdiction, political entity, body, organization, subdivision or branch, legislative or executive agency or department or other regulatory service, authority or agency (a "Governmental Entity") is required in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Documents to which the Seller, any Shareholder or any other shareholder of the Seller is a party or the consummation by the Seller, any Shareholder or any other shareholder of the Seller of the transactions contemplated hereby and thereby, except for such filings, registrations, notifications, authorizations, consents and approvals as are set forth on Schedule 5.4 hereof.

          (3) No filing or consent, approval, order, authorization, notification to, notice to, estoppel certificate, registration, ratification, declaration, waiver, exemption or variance (collectively, together with the filings, registrations, notifications, authorizations, consents and approvals of Governmental Entities set forth in section 5.4(b), "Consents") of any individual or entity (a "Person") is required in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Documents to which the Seller, any Shareholder or any other shareholder of the Seller is a party or the consummation by the Seller, any Shareholder or any other shareholder of the Seller of the transactions contemplated hereby and thereby, except for such Consents as are set forth on Schedule 5.4 hereof.

     5.5 Financial Statements. Attached to Schedule 5.5 is the balance sheet of
         --------------------
the Seller as of November 30, 1998, together with the related statement of operations for the seven month period then ended (which such balance sheet and statement of operations are not prepared on a basis consistent with year-end statements), the balance sheet of the Seller as of April 30, 1998 (the "April 30 Balance Sheet"), together with the related statements of operations for the year ended April 30, 1998, and the balance sheets of the Seller as of April 30, 1996 and 1997, together with the related statements of operations and cash flows (including the related notes) for the two fiscal years then ended. The foregoing financial statements, as applicable, have been derived from, and agree with, the books and records of the Seller and fairly present the financial position of the Seller as of the respective dates thereof and the results of operations of the Seller for the respective periods set forth therein. Except as set forth in
Schedule 5.5, each of the foregoing financial statements has been prepared in accordance with GAAP as of the dates and for the periods involved, subject, in the case of the November 30, 1998 balance sheet and the related statement of operations for the interim period, to normal fiscal year-end adjustments in the ordinary course.

     5.6 No Material Adverse Change. Except as disclosed on Schedule 5.19 or
         --------------------------
5.25, since the date of the April 30 Balance Sheet, (a) no event, condition or circumstance has occurred that could, or could be reasonably likely to, have a material adverse effect on the Business, Acquired Assets or Assumed Liabilities, or on the condition (financial or otherwise), results of operations or prospects of the Seller or the Business; and (b) the Business has been conducted in the ordinary course and consistent with past practice. As amplification and not in limitation of the foregoing, since the date of the April 30 Balance Sheet, the Seller has not (i) made any change in any method of accounting or accounting practice, principle or policy used by the Seller, (ii) incurred any obligation or liability or paid, satisfied or discharged any obligation or liability prior to the due date or maturity thereof, except current indebtedness, obligations and liabilities in the ordinary course of business, or (iii) other than in the ordinary course and consistent with past practice, made any change or modification in any manner of the Seller's (A) billing and collection policies, procedures and practices with respect to accounts receivable or unbilled charges, (B) policies, procedures and practices with respect to the provision of discounts, rebates or allowances, or (C) payment policies, procedures and practices with respect to accounts payable.

     5.7 No Undisclosed Liabilities.
         --------------------------

          (1) The Seller does not have, and as of the Closing will not have, any liabilities (whether accrued, contingent, known, or otherwise) for which the Buyer is or may be liable other than those that (i) are set forth or reserved against in the balance sheets referred to in section 5.5; or (ii) were incurred since July 31, 1998 in the ordinary course of business, none of which, individually or in the aggregate, is material to the business, operations, condition or prospects of the Business.

          (2) The accounts payable of the Seller as assumed pursuant to section
2.1 and as set forth in the balance sheets referred to in section 5.5. or arising subsequent thereto are the result of bona fide transactions in the
                                             ---- ----
ordinary course of business and have been paid or are not yet due and payable as at the Closing Date, in accordance with the respective invoices relating thereto.

     5.8 Litigation; Compliance with Law; Licenses and Permits.
         -----------------------------------------------------

          (1) Except as set forth in Schedule 5.8(a), there is no known claim, suit, action or proceeding ("Proceeding") pending, nor, to the best knowledge of the Seller and each of the Shareholders, is there any investigation or Proceeding threatened, that involves or affects the Seller or the Business, by or before any Governmental Entity, court, arbitration panel or any other Person.

          (2) The Seller and the Business have, and on the Closing Date will have, complied in all material respects with all applicable foreign, provincial, United States federal, state, county, municipal or other local criminal, civil or common laws, statutes, ordinances, orders, codes, rules, regulations, permits, policies, guidance documents, judgments, decrees, injunctions, or agreements of any Governmental Entity (collectively, "Laws"), including but not limited to Laws relating to zoning, building codes, antitrust, occupational safety and health, industrial hygiene, environmental protection, water, ground or air pollution, the generation, treatment, storage or disposal of Hazardous Substance (as defined in section 5.16), consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security taxes. The United States Food and Drug Administration does not regulate the Seller's facilities or the manufacture, distribution or sale of the Seller's products (including, without limitation, the inventory included in the Acquired Assets). Since January 1, 1996, the Seller has not received any notice of any violation of any Law except as set forth on Schedule 5.8(b).

          (3) Each of the Seller and the Business has every material license, permit, certification, qualification or franchise issued by any Governmental Entity (each, a "License") and every material approval, authorization, waiver, variance, exemption, consent or ratification by or on behalf of any Person that is not a party to this Agreement (each, a "Permit") required for it to conduct its business as presently conducted. All such Licenses and Permits are in full force and effect and neither the Seller nor any Shareholder has received notice of any pending cancellation or suspension of any thereof nor, to the best knowledge of the Seller and each of the Shareholders, is any cancellation or suspension thereof threatened. The applicability and validity of each such License and Consent will not be adversely affected by the consummation of the transactions contemplated by this Agreement.

     5.9 Employee Benefit Plans; ERISA.
         -----------------------------

          (1) Schedule 5.9(a) lists each "employee benefit plan" (as defined in Section 3(3) of ERISA), and all other material employee benefit (including, without limitation, any non-qualified plans), bonus, deferred compensation, incentive, stock option (or other equity-based), severance, change-in-control, medical insurance and fringe benefit plans maintained for the benefit of, or contributed to by the Seller or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974 ("ERISA"), for the benefit of any employee or former employee of the Seller (the "Plans"). The Seller has heretofore delivered to the Buyer true, correct and complete copies of each of the Plans, including all amendments to date.

          (2) Each of the Plans that is subject to ERISA complies with ERISA and the applicable provisions of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code") and has been administered in accordance with ERISA and, where applicable, the Code; provided,
                                                                       --------
however, that the Seller's Profit Sharing Plan has not been amended for
-------
technical changes required to be made on or before April 30, 2000 under the Uruguay Round Agreement Act, Uniformed Services Employment and Reemployment Act of 1994 and the Small Business Job Protection Act of 1996. There are no pending or, to the best knowledge of each of the Seller and the Shareholders, threatened claims (other than routine claims for benefits), actions, suits or proceedings by, on behalf of or against any of the Plans or any trusts related thereto. The Seller's Profit Sharing Plan meets, in form and operation, the provisions of
Section 401(a) of the Code, and the related Trust is exempt under Section 501(b) of the Code.

          (3) No Plan provides benefits including, without limitation, death or medical benefits (whether or not insured), with respect to any employees or former employees of the Seller beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)).

          (4) The Seller has complied with the notice and continuation of coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each plan that is, or was during any taxable year of the Seller for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 4980B(g) of ERISA.

     5.10 Real Property.
          -------------

          (1) The Seller owns no real property.

          (2) Schedule 5.10(b) sets forth a list and description of all real property leases and subleases under which the Seller is tenant or subtenant (the "Leases"), including the date of the Lease, the premises demised thereunder, the name of the lessee and lessor, the commencement date and expiration date of the Lease and the annual rent payable by the lessee under the Lease. As used herein, the term "Leased Real Property" shall mean the real property demised by the Leases.

     5.11 Intellectual Property; Computer Software.
          ----------------------------------------

          (1) Schedule 5.11(a) lists all Intellectual Property including, without limitation, trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, copyrights, copyright registrations, patents and all applications therefor that are owned by the Seller or any other Person and used by the Seller in the operations of the Business, and there are no pending or threatened claims by any Person relating to the Seller's use of any Intellectual Property. Except as set forth in Schedule 5.11(a), the Seller has such rights of ownership (free and clear of all Liens) of, or such rights by license, lease or other agreement to use (free and clear of all Liens) the Intellectual Property as are necessary to permit the Seller to conduct its business and the Seller is not obligated to pay any royalty or similar fee to any Person in connection with the Seller's use or license of any of the Intellectual Property.

          (2) Except as set forth on Schedule 5.11(b), the Seller has such rights of ownership (free and clear of all Liens) of, or such rights by license, lease or other agreement to use (free and clear of all Liens), the computer software programs including, without limitation, application software that are used by the Seller and that are material to the conduct of its business as currently conducted, as are necessary to permit the conduct of its business as currently conducted. None of the Seller's ownership rights or rights to use any of the computer programs referred to above will be adversely affected by any of the transactions contemplated hereby.

     5.12 Title to Acquired Assets; Capital Budget.
          ----------------------------------------

          (1) The Seller has title to the Acquired Assets, including, without limitation, all assets shown on the Financial Statements, free and clear of all Liens, other than (i) Liens, if any, for personal property taxes and assessments not yet due and payable, (ii) inventories sold since the date of the Financial Statements in the ordinary course of business and consistent with past practice and (iii) Liens disclosed on Schedule 5.12(a). At the Closing, the Seller will have caused each Lien referred to on Schedule 5.12(a) (other than Liens relating to leased equipment) to have been terminated, and the Buyer will obtain title to all of the Acquired Assets free and clear of all Liens.

          (2) Except as set forth on Schedule 5.12(b), all material items of machinery, equipment, tooling and other tangible personal property owned or leased by the Seller and used in the conduct of its business (other than items of inventory) are listed in the detailed fixed assets ledger of the Seller attached to Schedule 5.12(b) (collectively, the "Personal Property"). The Personal Property conforms in all material respects to all requirements of applicable Laws. All of the items of machinery, equipment and tooling included within the Personal Property are operating in the ordinary course of the Seller's business, as applicable, are in good operating condition and in a good state of maintenance and repair, are adequate for use in the conduct of the Business as previously conducted and are capable of manufacturing the products of the Business.

          (3) Schedule 5.12(c) includes a capital budget for the fiscal year ending April 30, 1999. Except as set forth on Schedule 5.12(c), no capital expenditures in excess of $25,000 in the aggregate are contemplated by the Seller for the Business.

     5.13 Material Contracts.
          ------------------

          (1) Schedule 5.13 sets forth a true, complete and correct list of every Contract in effect that (i) provides for aggregate future payments by the Seller or to the Seller of more than $25,000 and has an unexpired term exceeding six months and may not be canceled upon 60 days notice without any liability, penalty or premium (excluding purchase orders and invoices arising in the ordinary course of business) and/or may not be canceled; (ii) was entered into by the Seller with any Shareholder, or an officer, director or significant employee of the Seller; (iii) is a collective bargaining or similar agreement;
(iv) guarantees or indemnifies or otherwise causes the Seller to be liable or otherwise responsible for the obligations or liabilities of another or provides for a charitable contribution by the Seller; (v) involves an agreement with any bank, finance company or similar organization; (vi) restricts the Seller or the Business from engaging in any business or activity anywhere in the world; (vii) is an employment agreement, consulting agreement or similar arrangement with any employee of the Seller; (viii) involves an agreement or any other Contract providing for payments from the Seller to any other Person, or by any Person to the Seller, based on sales, purchases or profits, other than direct payments for goods; or (ix) any other Contract that is material to the rights, properties, assets, business or operations of the Seller or the Business (the foregoing, collectively, "Material Contracts"). The Seller has heretofore provided true, complete and correct copies of all Material Contracts to the Buyer.

          (2) Except as set forth in Schedule 5.13, (i) there is not, and to the best knowledge of each of the Seller and the Shareholders there has not been claimed or alleged by any Person with respect to any Material Contract, any existing default, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of the Seller or, to the best knowledge of each of the Seller and the Shareholders, on the part of any other party thereto and (ii) no consent, approval, authorization or waiver from, or notice to, any Governmental Entity or other Person is required in order to maintain in full force and effect any of the Material Contracts, other than such consents and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given and copies of such consents, waivers and notices have been delivered to the Buyer.

          (3) Except as set forth on Schedule 5.13, the Contracts to which the Seller is a party do not involve the payment by the Seller thereunder of more than $50,000 per year in the aggregate (excluding purchase orders received from customers in the ordinary course for the sale of products at standard prices) and are not otherwise material, individually or in the aggregate, to such Seller or the Business.

     5.14 Taxes.
          -----

          (1) Except as set forth in Schedule 5.14(a):

               (1) the Seller has (A) duly and timely filed or caused to be filed with the Internal Revenue Service or other applicable Governmental Entity (collectively, "Taxing Authorities") all Tax Returns that are required to be filed by or on behalf of the Seller or that include or relate to the Acquired Assets or the Business, which Tax Returns are true, correct and complete, and
(B) duly and timely paid in full or caused to be paid in full, all Taxes that are due and payable on or before the date hereof that could result in a Lien on any of the Acquired Assets or the Business and has recorded a provision for such payment on the books and records of the

Seller in accordance with GAAP for the payment of all Taxes that are not due and payable on or before the date hereof;

               (2) the Seller has duly and timely complied with all applicable Laws relating to the collection or withholding of Taxes, and the reporting and remittance thereof to the applicable Taxing Authorities;

               (3) no audit, examination, investigation, reassessment or other administrative or court proceeding (collectively, a "Tax Proceeding") is pending or, to the best knowledge of each of the Seller and the Shareholders, proposed, or to the best knowledge of each of the Seller and the Shareholders threatened, with regard to any Tax or Tax Return referred to in clause (i) above;

               (4) there is no Lien for any Tax upon any of the Acquired Assets or the Business;

               (5) there is no outstanding or pending request for a ruling from any Taxing Authority, subpoena or request for information by any Taxing Authority, closing agreement (within the meaning of Section 7121 of the Code or any analogous provision of applicable Law) relating to any Tax for which the Seller is or may be liable or with respect to the Seller's income, assets or business, power of attorney or adjustment related to or in connection with any Tax that could result in a Lien on any of the Acquired Assets or the Business; and

               (6) no claim has ever been made by a Taxing Authority in a jurisdiction in which the Seller has not paid any Tax or filed any Tax Return relating to the Business or any Acquired Asset asserting that the Seller is or may be subject to Tax in such jurisdiction.

          (2) The Seller has provided to the Buyer true, correct and complete copies of (i) all Tax Returns relating to, and (ii) all audit reports relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after July 31, 1993, to any Taxes for which a Lien may be imposed on any Acquired Assets or the Business.

          (3) As used herein, (i) "Tax Return" means any return, declaration, report, information return or statement, and any amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information), filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection, payment, refund or credit of any federal, state, local or foreign Tax or the administration of any Laws relating to any Tax or ERISA, and (ii) "Tax" or "Taxes" means any and all taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature including, without limitation, all net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social security,
                             ----------
retirement, excise, employment, unemployment, minimum, estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other taxes, customs duty, fees assessments or charges of any kind whatsoever, imposed by any Taxing Authority, including any liability therefor as a transferee (including without limitation under Section 6901 of the Code or any similar provision of applicable Law), as a result of Treasury Regulation Section.1.1502-6 or any similar provision of applicable Law, or as a result of any Tax sharing or similar agreement, together with any interest, penalties or additions to tax relating thereto.

     5.15 Affiliated Party Transactions. Except for obligations arising under
          -----------------------------
this Agreement, as of the Closing Date the Seller will not have, directly or indirectly, any obligation to or claim against the Business or any of the Acquired Assets and no Shareholder or any of such Shareholder's immediate family or Persons controlled by or are under common control with such Shareholders or such Shareholder's immediate family (collectively, "Affiliates") will have, directly or indirectly, any obligation to or cause of action or claim against the Business or any of the Acquired Assets.

     5.16 Environmental Matters. Except as set forth in Schedule 5.16:
          ---------------------

          (1) the Seller is in compliance with, and the Business has been conducted in material compliance with, all Environmental Laws (as defined below) and Environmental Permits (as defined below);

          (2) no Site (as defined below) is a treatment, storage or disposal facility, as defined in and regulated under the Resource Conservation and Recovery Act, 42 U.S.C.Section.6901 et seq., is on or ever was listed or is
                                    -- ---
proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.Section.9601 et seq., or on any similar state list of sites requiring
                   -- ---
investigation or cleanup;

          (3) Neither the Seller nor any Shareholder has received any notice that remains pending or outstanding with respect to its business or any Site from any Governmental Entity or Person alleging that the Seller is not in material compliance with any Environmental Law;

          (4) there has been no Release (as defined below) of a Hazardous Substance (as defined below) at, from, in, to, on or under any Site and no Hazardous Substances are present in, on, about or migrating to or from any Site that could give rise to an Environmental Claim (as defined below) against the Seller;

          (5) there are no pending or outstanding corrective actions requested, required or being conducted by any Governmental Entity for the investigation, remediation or cleanup of any Site, and there have been no such corrective actions, whether still pending or otherwise;

          (6) the Business has obtained and holds all necessary Environmental Permits, and those Environmental Permits will remain in full force and effect after the consummation of the transactions contemplated hereby;

          (7) there are no past or pending, or to the best knowledge of each of the Seller and the Shareholders threatened, Environmental Claims against the Seller or, with respect to the Business, the Seller or the Acquired Assets, the Shareholders, and neither the Seller nor any

Shareholder is aware of any facts or circumstances which could be expected to form the basis for any Environmental Claim against the Business;

          (8) neither the Seller, any predecessor of the Seller, nor any entity previously owned by the Seller, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Substance to any off-Site location that could result in an Environmental Claim against the Buyer, the Business or any of the Acquired Assets;

          (9) there are no (i) underground storage tanks, active or abandoned,
(ii) polychlorinated biphenyl containing equipment, or (iii) asbestos containing material at any Site; and

          (10) there have been no environmental investigations, studies, audits, tests, reviews or other analyses (which have been reduced to writing) conducted by, on behalf of, or that are in the possession of the Seller with respect to any Site or any transportation, handling or disposal of any Hazardous Substance that has not been delivered to the Buyer prior to execution of this Agreement.

          (11) As used herein, (i) "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources; (ii) "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings or other communications (written or oral), whether criminal or civil, (collectively, "Claims") pursuant to or relating to any applicable Environmental Law by any person (including, but not limited to, any Governmental Entity, Person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (x) violation of or liability under any Environmental Law, (y) violation of any Environmental Permit, or (z) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Substances at any location, including, but not limited to, any off-Site location to which Hazardous Substances or materials containing Hazardous Substances were sent for handling, storage, treatment, or disposal; (iii) "Environmental Law" means any and all Laws relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Substances, whether now existing or subsequently amended or enacted, and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including, but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Substance; (iv) "Environmental Permit" means any permits, licenses, approvals, consents or authorizations required by any Governmental Entity under or in connection with any Environmental Law; (v) "Hazardous Substance" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law; (vi) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment; and (vii) "Site" means any of the real properties currently or previously owned, leased, used or operated by the Seller, any predecessors of the Seller or any entities previously owned by the Seller, including all soil, subsoil, surface waters and groundwater thereat.

     5.17 No Brokers. Neither the Seller, any Shareholder nor any other
          ----------
shareholder of the Seller has employed, or otherwise engaged, any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' fees or other similar fees in connection with the transactions contemplated by this Agreement.

     5.18 Receivables. All accounts receivable of the Seller have arisen, and as
          -----------
of the Closing Date will have arisen, from bona fide transactions in the ordinary course of the Seller's business consistent with past practice and established in the ordinary course of such Seller's business consistent with past practice. Each of the accounts receivable of the Seller either has been or will be collected in full, without any set-off other than against reserves established on the Closing Date Balance Sheet, within 120 days after the day on which it first becomes due and payable.

     5.19 Inventories. Except as set forth in Schedule 5.19, as reflected on the
          -----------
Financial Statements, the inventories of the Seller have been valued at the lower of cost (on the first-in, first-out method) or market in accordance with GAAP, consistently applied, and the value of obsolete materials and materials of below standard quality has been written down in accordance with GAAP, consistently applied. Except as reflected in the April 30 Balance Sheet referred to in section 5.5, the inventories of the Seller contain no amount of items not saleable or usable within 12 months from the date thereof at normal profit margins consistent with historical sales practices. Except as set forth in
Schedule 5.19, the Seller is not under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers.

     5.20 Product Claims. No product liability claim is pending, or to the best
          --------------
knowledge of each of the Seller and the Shareholders threatened, against the Seller or against any other party with respect to the products of the Business.
Schedule 5.20 lists all service and product liability claims seeking damages in excess of $1,000 asserted against the Seller (or in respect of which the Seller or any Shareholder has received notice) with respect to the products of the Business or the Seller during the last five years. Claims not listed on Schedule
5.20 do not aggregate more than $20,000.

     5.21 Warranties and Returns. Schedule 5.21 sets forth a summary of the
          ----------------------
practices and policies followed by the Seller with respect to warranties and returns of any products manufactured or sold by it, whether such practices are oral or in writing or are deemed to be legally enforceable. Except as set forth on Schedule 5.21, there is not presently, nor has there been since December 31, 1995, any failure or defect in any product sold by the Seller that has required, or that may require, a general recall or replacement campaign or similar action with respect to such product or a reformulation or change of such product, nor has there been any acceptance of returned or defective goods of the Seller in excess of $10,000 in the aggregate for all such transactions with respect to products sold by it since April 30, 1995.

     5.22 Assets Utilized in the Business. Except as set forth on Schedule
          -------------------------------
1.2(a), the assets, properties and rights owned, leased or licensed by the Seller or used in connection with the Business and that will be owned, leased or licensed by the Seller as of the Closing Date, and all the agreements to which the Seller is a party, constitute all of the properties, assets and agreements necessary to the Seller in connection with the operation and conduct by the Seller of the Business as presently and as proposed to be conducted.

     5.23 Insurance. Schedule 5.23 contains a complete and correct list of all
          ---------
policies of insurance of any kind or nature covering the Seller, including policies of life, fire, theft, casualty, product liability, workmen's compensation, business interruption, employee fidelity and other casualty and liability insurance, indicating the type of coverage, name of insured, the insurer, the expiration date of each policy, the amount of coverage and whether on an "occurrence" or "claims made" basis. Complete and correct copies of such policies have been furnished to the Buyer. All such insurance policies or comparable coverage shall be continued in full force and effect through the Closing Date. Since April 30, 1994, the Seller has not been denied any insurance coverage which it has requested.

     5.24 Delivery of Documents; Corporate Records. The Seller has heretofore
          ----------------------------------------
delivered to the Buyer true, correct and complete copies of all documents, instruments, agreements and records referred to in this section 5 or in the Schedules to this Agreement and copies of the minute and stock record books of the Seller. The minute and stock record books of the Seller contain true, correct and complete copies of the records of all meetings and consents in lieu of a meeting of the Board of Directors (and any committee thereof) and the shareholders of the Seller since the date of its incorporation.

     5.25 Customers, Suppliers and Distributors. Schedule 5.25 sets forth (i)
          -------------------------------------
the sales of the Seller for the fiscal year ended April 30, 1998 and the sales of the Seller for the three months ended July 31, 1998, (ii) the ten customers with the highest dollar volume of purchases from the Seller during each of those periods indicating the approximate total sales to each of those customers; and
(iii) the ten largest suppliers and the ten largest distributors of the Seller during each of those periods. Except as set forth in section 5.25, there has not been any known adverse change in the business relationship of the Seller with any such customer, supplier or distributor, and neither Seller nor any Shareholder is aware of any threatened loss of any such customer, supplier or distributor.

     5.26 Labor Matters. There are no labor strikes, slow-downs or stoppages or
          -------------
other labor troubles pending or, to the best knowledge of the Seller and each of the Shareholders, threatened with respect to the employees of the Seller; to the best knowledge of the Seller and each of the Shareholders, no representation questions exist; there is no collective bargaining agreement binding on the Seller and there is no agreement which restricts the Seller from relocating or closing any or all of its businesses or operations; there are no grievances asserted that might have an adverse effect upon the Seller's business, or the financial condition or prospects of the Seller, nor is there pending any arbitration proceeding arising out of or under any labor union agreement; the Seller has not experienced any work stoppage during the last five years.

     5.27 Directors, Officers and Certain Employees. Schedule 5.27 sets forth a
          -----------------------------------------
complete and correct list of the names, current annual salary, bonus and title, for each director and officer and each other employee of the Seller who is a party to an employment agreement with the Seller or who received annual compensation during the Seller's most recently ended fiscal year, or who is entitled to receive compensation, on an annualized basis, whether or not paid to date, in excess of $100,000. Neither the Seller nor any Shareholder is aware of any employee in the Seller's senior management who intends to terminate his or her employment relationship with the Business, either as a result of the transactions contemplated hereby or otherwise.

     5.28 Year 2000. All of the Seller's systems, software, data and databases
          ---------
(other than data provided to it by its customers) (collectively, the "Systems") are Year 2000 Compliant (as hereinafter defined). For purposes of this Agreement, "Year 2000 Compliant" shall mean: (i) the occurrence in or use by the Systems of dates before, on or after January 1, 2000 will not materially adversely affect the performance of the Systems with respect to date-dependent data, computations, output or other functions, including, without limitation, calculating, comparing and sequencing; (ii) the Systems will not abnormally end or provide invalid or incorrect results as a result of date-dependant data; and
(iii) the Systems can accurately recognize, manage, accommodate and manipulate date-dependant data, including, without limitation, single century formulas and leap years.

     5.29 No Misstatements or Omissions. No representation or warranty by the
          -----------------------------
Seller or any Shareholder contained in this Agreement and no statement contained in any certificate, list, Schedule, Exhibit or other instrument specified or referred to in this Agreement, whether heretofore furnished to the Buyer or hereafter furnished to the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which it was made, not misleading.

     5.30 Investment Undertaking; Sophisticated Investor.
          ----------------------------------------------

          (1) The Seller and each Shareholder confirm that the shares of Preferred Stock to be issued to the Seller pursuant to this agreement will be "restricted securities" within the meaning of Rule 144 of the General Rules and Regulations under the Securities Act of 1933 ("Rule 144"). The Seller and each Shareholder acknowledge that the Seller is acquiring such shares for the Seller's own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933. The Seller and each Shareholder understand that Rule 144 requires that such shares issued hereunder may not be disposed of for a period of at least one year. The Seller and each Shareholder understand that the Seller must bear the economic risk of the investment indefinitely because such shares may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act of 1933 and applicable state securities laws or an exemption from registration is available.

          (2) The Seller, each Shareholder and each other shareholder of the Seller is a sophisticated investor who either (i) has such knowledge and experience in financial and business matters such that he is capable of evaluating the merits and risks of his investment in the securities being acquired hereunder, or (ii) has obtained independent professional financial advice sufficient to enable him to evaluate the merits and risks of his investment in the securities being acquired hereunder. The Seller, each Shareholder and each other shareholder of the Seller is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933.

6. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller as follows:

     6.1 Organization. The Buyer is a limited liability company duly organized,
         ------------
validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. MedSource is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as it is now being conducted. The Buyer and MedSource are each duly qualified or licensed to do business as a foreign limited liability company or corporation, as the case may be, and are in good standing in each jurisdiction in which the nature of the business conducted by them makes such qualification or licensing necessary. The Buyer has heretofore delivered to the Seller true, complete and correct copies of its certificate of formation and limited liability company agreement as currently in effect and true, correct and complete copies of the certificate of incorporation and bylaws of MedSource as currently in effect.

     6.2 Capitalization.
         --------------

          (1) On the date hereof, the authorized capital stock of MedSource consists of 4,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share.

          (2) On the date hereof, MedSource is the sole member of the Buyer.

     6.3 Authorization; Validity of Agreement. The Buyer and MedSource each have
         ------------------------------------
the requisite limited liability company or corporate power and authority to execute, deliver and perform this Agreement and each other agreement executed or to be executed by them pursuant to the terms of this Agreement (collectively, the "MedSource Agreements") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Buyer of this Agreement and the other MedSource Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the manager of the Buyer, and no other proceedings on the part of the Buyer are necessary to authorize the execution, delivery and performance of this Agreement and the other MedSource Agreements to which the Buyer is a party and the consummation of the transactions contemplated hereby and thereby. The execution, delivery and performance by MedSource of the MedSource Agreements to which it is a party and the consummation of the transactions contemplated thereby have been duly and validly authorized by the Board of Directors of MedSource, and no other proceedings on the part of MedSource are necessary to authorize the execution, delivery and performance of the MedSource Agreements to which MedSource is a party and the consummation of the transactions contemplated thereby. This Agreement and each other MedSource Agreement to which the Buyer is a party has been duly executed and delivered by the Buyer and, assuming due authorization, execution and delivery of this Agreement and each other MedSource Agreement by the Seller and each Shareholder party thereto, is a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be subject to or limited by applicable bankruptcy, insolvency, reorganization, or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights generally. Each MedSource Agreement to which MedSource is a party has been duly executed and delivered by MedSource and, assuming due authorization, execution and delivery of each such MedSource Agreement by the Seller and each Shareholder party thereto, is a valid and binding obligation of MedSource, enforceable against MedSource in accordance with their respective terms, except as such enforceability may be subject to or limited by applicable bankruptcy, insolvency, reorganization, or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights generally.

     6.4 No Violations; Consents and Approvals.
         -------------------------------------

          (1) The execution, delivery and performance of this Agreement and the MedSource Agreements by the Buyer and MedSource, as the case may be, do not, and the consummation by the Buyer and MedSource of the transactions contemplated hereby and thereby will not, (i) violate any provision of the certificate of formation or limited liability company agreement of the Buyer or the certificate of incorporation or Bylaws of MedSource, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, contract, agreement or other instrument to which the Buyer or MedSource is a party or by which the Buyer or MedSource or any of their respective properties or assets may be bound or otherwise subject or (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to the Buyer or MedSource or any of their respective properties or assets.

          (2) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement or the other MedSource Agreements by the Buyer or MedSource or the consummation by the Buyer or MedSource of the transactions contemplated hereby and thereby, except filings with the Federal Trade Commission and with the Department of Justice pursuant to the HSR Act (as defined in section 7.14) and filings as may be required under state and federal securities laws to give effect to the registration rights granted under the Registration Rights Agreement (as defined in section 7.17).

     6.5 Litigation. There is no Proceeding pending nor, to the best knowledge
         ----------
of the Buyer, is there any investigation or Proceeding threatened, which involves or affects the Buyer or MedSource, by or before any court, Governmental Entity or arbitration panel or any other Person.

     6.6 Shares of Capital Stock. All shares of Preferred Stock issued to the
         -----------------------
Seller pursuant to this Agreement, and all shares of Class A Common Stock issuable upon conversion thereof, will be duly authorized and validly issued and shall, upon issuance, be fully paid and nonassessable.

7. Other Agreements of the Parties.

     7.1 Conduct of Business. During the period from the date hereof (or
         -------------------
earlier, as set forth below) through the Closing Date, the Seller shall conduct its business in the ordinary course, consistent with past practice, and in such a manner that would not result in a Material Adverse Effect. Without limiting the generality of, and in addition to, the foregoing, prior to the Closing Date, the Seller shall not, except (x) as the Buyer may otherwise consent to in writing or (y) as set forth on Schedule 7.1:

          (1) amend its certificate of incorporation or bylaws;

          (2) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities;

          (3) (i) incur or assume any indebtedness or Institutional Indebtedness other than trade payables incurred in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other Person; or
(iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than loans or advances to employees in the ordinary course of business in accordance with past practices), except as would not have an adverse affect on, or change in, the ability of each of the Seller and the Shareholder, to consummate the transactions contemplated hereby;

          (4) other than in the ordinary course and consistent with past practice, enter into, adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements of or for the benefit or welfare of any employee, or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing plan and arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units);

          (5) acquire, sell, lease, transfer or dispose of any of its properties or assets except in the ordinary course of business and consistent with past practice or enter into any material commitment or transaction with respect to the Business or any of the Acquired Assets;

          (6) except as may be required by law, take any action to terminate or materially amend any of its employee benefit plans with respect to or for the benefit of employees;

          (7) other than in the ordinary course and consistent with past practice, enter into, modify any policy or procedure with respect to credit to customers or collection of receivables with respect to the Business or any of the Acquired Assets;

          (8) fail to pay any claim or liability of the Seller in a timely manner given the Seller's prior practices with respect to the Business or any of the Acquired Assets;

          (9) waive any claims or rights of substantial value;

          (10) except to the extent required by applicable law, change any accounting principle or method or make any election for purposes of foreign, federal, state or local income Taxes;

          (11) take or suffer any action that would result in the creation, or consent to the imposition, of any Lien on any of the properties or assets of the Seller that will not be satisfied by the Seller at or prior to the Closing;

          (12) except as set forth in the capital budget in Schedule 5.12, make or incur any capital expenditure, lease or commitment for additions to property, plant, equipment or other capital assets in excess of $25,000 with respect to the Business or any of the Acquired Assets without the prior written approval of the Buyer;

          (13) except in the ordinary course of business consistent with past practice, amend, waive, surrender or terminate or agree to the amendment, waiver, surrender or termination of any Material Contract, Lease or Approval;

          (14) except in the ordinary course of business consistent with past practice, exercise any right or option under any Lease or extend or renew any Material Contract or Lease; or

          (15) enter into any Contract to do, or take, or agree in writing or otherwise to take or consent to, any of the foregoing actions.

     7.2 Access and Information. From the date hereof until the Closing Date,
         ----------------------
the Seller shall, and shall cause each of the Seller's officers, directors, employees, agents, accountants and counsel to, upon reasonable notice, (i) afford the officers, employees and authorized agents, accountants, counsel and representatives of the Buyer reasonable access, during normal business hours, to
(A) the offices, properties, plants, other facilities, books, Contracts and records of the

Seller and any records concerning the Seller maintained and accumulated by its representatives, and (B) those officers, directors, employees, agents, accountants and counsel of the Seller who have any knowledge relating to the Seller or the Acquired Assets, and (ii) furnish to the officers, employees and authorized agents, accountants, counsel and representatives of the Buyer such additional financial and operating data and other information regarding the Acquired Assets (including, without limitation, any Contracts, licenses and patents in effect as of the date hereof and any Contracts or licenses being negotiated or entered into between the date hereof and the Closing Date), properties and goodwill of the Seller as the Buyer may from time to time reasonably request.

     7.3 Tax Returns; Taxes.
         ------------------

          (1) The Seller and the Shareholders shall duly and timely file or cause to be filed with the applicable Taxing Authorities all Tax Returns that are required to be filed by or on behalf of the Seller or that include or relate to the Acquired Assets or the Business, which Tax Returns shall be true, complete and correct, and shall duly and timely pay in full or cause to be paid in full all Taxes that are due and payable on or before the Closing Date and could result in a Lien on any Acquired Asset or the Business, and has recorded a provision on the books and records of the Seller in accordance with GAAP for the payment of all such Taxes that are not due and payable on or before the Closing Date. The Seller shall provide to the Buyer true, complete and correct copies of such Tax Returns and all correspondence, reports and documents relating to any Tax Proceeding with respect thereto. The Seller shall duly and timely comply with all applicable laws relating to the allocation or withholding of Taxes and the reporting and remittance thereof to the applicable Taxing Authorities.

          (2) The Seller and the Shareholders shall indemnify the Buyer and Affiliates, (collectively, the "Taxpayer"), and hold the Taxpayer harmless, on an after-Tax basis, from and against any (i) Taxes with respect to any period on or before the Closing Date for which the Taxpayer is or may be liable, (ii) the effect, if any, on the Taxpayer in any period that ends after the Closing Date of an adjustment with respect to a period on or before the Closing Date and
(iii) fees and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Buyer or its Affiliates in connection therewith or in enforcing its rights or collecting any amounts due hereunder. This indemnity shall apply notwithstanding any investigation made by the Buyer in connection with the transactions contemplated by this Agreement or, its receipt, examination, filing of or commenting on any Tax Return, and shall be separate and independent of any other indemnity between the parties hereto.

          (3) The Buyer shall promptly forward to the Shareholders a copy of all written communications from any Governmental Authority received by the Taxpayer relating to any period on or before the Closing Date. The Shareholders shall promptly forward to the Buyer a copy of all written communications from any Governmental Authority received by the Seller or any Shareholder relating to any period on or before the Closing Date for which the Taxpayer is or may be liable.

          (4) The Buyer shall not settle or make any payment of any amount claimed to be due with respect to a proposed adjustment described above for at least 15 days after giving notice thereof to the Shareholders under Section 7.3(c) hereof. If, within such 15-day period, the Buyer receives from all of the Shareholders in writing a request that the proposed adjustments be contested, which includes a reasonable basis in fact or in law for such contest, and acknowledges their liability under this indemnity, the parties shall contest such proposed adjustments in good faith and agree to consult with each other regarding the contest and to keep each other informed as to its progress, all at the Shareholders' expense. The decision of a court of competent jurisdiction as to the outcome of such contest which has become final shall be conclusive and binding on the parties.

          (5) Any Taxes for a period which includes but does not end on the Closing Date shall be allocated between the period before the Closing Date and the balance of the period in accordance with this Section 7.3(e). To the extent permitted under applicable Law, the parties shall elect to treat the Tax period as ending at the close of business on the Closing Date. Where applicable Law does not permit such an election to be made, the taxable income or other Tax base for the entire period shall be allocated between the period on or before the Closing Date and the balance of the period on the basis of an interim closing of the books at the close of the Closing Date, except that exemptions, allocations and deductions calculated on an annual basis shall be apportioned on the basis of the relative number of days in the period on or before the Closing Date and in the balance of the period.

     7.4 Notice of Developments. Prior to the Closing Date, the Seller shall
         ----------------------
promptly notify the Buyer in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement that could result in any material breach of a representation or warranty or covenant of the Seller in this Agreement or which could have the effect of making any representation or warranty of the Seller in this Agreement untrue or incorrect in any material respect, and (ii) all other material developments affecting the Acquired Assets, liabilities, Business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Seller.

     7.5 Non-Disclosure of Confidential Information. From and after the date
         ------------------------------------------
hereof, the Seller and the Shareholders agree not to divulge, communicate, use to the detriment of the Buyer or for the benefit of any other Person, or misuse in any way, any confidential information or trade secrets included in or relating to the Acquired Assets including, without limitation, personnel information, secret processes, know-how, customer lists or other technical data.

     7.6 No Solicitation of Employees, Suppliers or Customers. Neither the
         ----------------------------------------------------
Seller nor any Shareholder shall, and neither shall permit any Affiliate of the Seller or any Shareholder to, from and after the Closing Date, and for a period of five years thereafter, directly or indirectly, for itself or on behalf of any other Person, employ, engage or retain any Person who, at any time during the preceding 12-month period, shall have been an employee of the Buyer, or contact any supplier, customer or employee of the Buyer for the purpose of soliciting or diverting any such supplier, customer or employee from the Buyer. Notwithstanding anything to the contrary contained in this section 7.6, none of the activities set forth on Schedule 7.6 shall be deemed to contravene the provisions contained in this section 7.6.

     7.7 Non-Competition.
         ---------------

          (1) Until the third anniversary of the Closing Date, neither the Seller, nor any Shareholder nor any Affiliate of any of the foregoing shall, anywhere in North America or Europe, directly or indirectly, alone or in association with any other Person, firm, corporation or other business organization (i) acquire or own in any manner, any interest in any Person that is engaged in any facet of the Business, (ii) engage in any facet of the Business or compete in any way with the Business, (iii) be employed in any capacity by, serve as an employee of, or consultant or advisor to, or otherwise participate in the management or operation of, any Person that (x) engages in any facet of the Business, or (y) competes with the Business in any way; provided, however, that notwithstanding the foregoing, the Seller, the
--------  -------
Shareholders and each other shareholder of the Seller and the Affiliates of the foregoing (collectively and not individually) may own up to 2% of the voting securities of any publicly-traded company.

          (2) The parties hereto intend that the covenant contained in section 7.7(a) shall be construed as a series of separate covenants, one for each state or country specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in section 7.7(a) above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in section 7.7(a), then such unenforceable covenant shall be deemed reduced in scope or, if necessary, eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

          (3) The Seller and each of the Shareholders acknowledge that the provisions of this section 7.7, and the period of time, geographic area and scope and type of restrictions on its activities set forth herein, are reasonable and necessary for the protection of the Buyer and are an essential inducement to the Buyer's entering into the Transaction Documents to which it is a party and consummating the transactions contemplated thereby.

     7.8 Public Statements. From and after the date hereof and until the Closing
         -----------------
Date, none of the Buyer, the Shareholders nor the Seller shall, and each of the Buyer, the Shareholders and the Seller shall use their reasonable best efforts not to, permit any Affiliate thereof to, either make, issue or release any press release or any oral or written public announcement or statement concerning or with respect to, or acknowledgment of the existence of, or reveal the terms, conditions and status of, the Transaction Documents or the transactions contemplated thereby, without the prior written consent of each of the other parties hereto (which consent shall not be unreasonably withheld or delayed), unless such announcement is required by Law or a Governmental Authority, in which case the other parties shall be given notice of such requirement prior to such announcement and the parties shall consult with each other as to the scope and substance of such disclosure.

     7.9 Other Actions. Each of the parties hereto shall use all reasonable
         -------------
efforts to (i) take, or cause to be taken, all actions, (ii) do, or cause to be done, all things, and (iii) execute and deliver all such documents, instruments and other papers, as in each case may be necessary, proper or advisable under applicable Laws, or reasonably required in order to carry out the terms and provisions of this Agreement and to consummate and make effective the transactions contemplated hereby.

     7.10 Change of Name. Simultaneously with the Closing, the Seller shall take
          --------------
such action necessary to change its name to a name that does not include the words "Kelco," or "industries."

     7.11 Cooperation on Taxes. Each of the Seller and the Buyer shall cooperate
          --------------------
with each other by executing or causing to be executed any required documents and by making available to the other, all books and records relating to the Acquired Assets or the Business (including work papers, records and notes of any kind) at all reasonable times, for the purpose of allowing the appropriate party to complete its Tax Returns, respond to, defend or prosecute any Tax Proceeding, make any determination required under this Agreement (including, but not limited to, determinations as to which period any asserted Tax liability is attributable) and verify issues.

     7.12 Employees.
          ---------

          (1) The Buyer and the Seller shall prepare a mutually agreeable list of employees of the Seller to be attached to this Agreement as Schedule 7.12(a). The Buyer shall offer employment effective as of the Closing to all employees of the Seller listed on Schedule 7.12(a) to this Agreement (all such employees who accept such offer of employment being the "Transferred Employees"). In addition to the obligation of the Seller set forth below, all responsibility for employees of the Seller, other than Transferred Employees, including, without limitation, claims arising out of the decision not to include such employees on
Schedule 7.12(a), shall be Excluded Liabilities.

          (2) Subject to the terms and conditions of this section 7.12, from and after the Closing, the Buyer shall provide the Transferred Employees with terms and conditions of employment including, without limitation, salaries, hourly wages, employee benefits and other perquisites, that have been reviewed and discussed with the Seller and are reasonably agreeable to the Buyer and to the Seller. The Buyer shall count Transferred Employees' service with the Seller ("Seller's Service") as service with the Buyer for purposes of determining Transferred Employees' eligibility to participate in, and vesting of benefits under, all of the Buyer's employee benefit plans and arrangements including, but not limited to, those employee benefit plans identified on Schedule 7.12(h) hereto. The Buyer shall, between the date of the execution of this Agreement and the Closing Date, establish insurance or other arrangements through which the employee benefits and other perquisites to be provided by the Buyer to Transferred Employees may be provided commencing as of the Closing Date, and the Shareholders and Seller shall lend such cooperation as the Buyer may reasonably request in connection with such efforts.

          (3) The Buyer shall not be responsible for any payments, expenses and costs paid or required to be paid in connection with the employment (other than Assumed Liabilities) or termination of employment of any employees of the Seller who are not listed on Schedule 7.12(a) to this Agreement, or who are listed on
Schedule 7.12(a) and do not accept the Buyer's offer of employment with the Buyer.

          (4) Except to the extent expressly provided in section 2.1 and this section 7.12, the Seller shall remain responsible for (A) payment of any and all wages, accrued vacation pay, bereavement pay, jury duty pay, disability income, supplemental unemployment benefits, fringe benefits or other perquisites of employment, termination indemnities or similar benefits (whether arising under any plan, program, policy or arrangement of the Seller or under applicable local law), payroll taxes and other payroll related expenses and (B) payments to or under employee benefit plans (within the meaning of Section 3(3) of ERISA) maintained or contributed to by the Seller, in either case arising out of or relating to the employment of any of the Transferred Employees by the Seller prior to the Closing.

          (5) The Seller shall retain responsibility and liability for all workers' compensation claims of the Transferred Employees to the extent relating to events, conditions or circumstances that occur or exist prior to the Closing. Notwithstanding the foregoing, the Buyer may, at its election, assume responsibility for the supervision, defense or settlement of any such workers' compensation claims at the Seller's cost and expense, provided that such costs and expenses are reasonable. The Buyer shall keep the Seller reasonably apprised of the status of such workers' compensation claims. The Seller may, at its own expense, participate in the supervision, defense or settlement of any such workers' compensation claims, and shall cooperate in the supervision, defense or settlement of any such workers' compensation claims if requested to do so by the Buyer. The Buyer shall have sole responsibility and liability for any workers' compensation claims of Transferred Employees to the extent relating to any event, condition or circumstance that occurs after the Closing.

          (6) In respect of grievances or EEOC Claims of Transferred Employees to the extent relating to their employment by the Seller including, without limitation, any such grievances or EEOC Claims filed before state or local authorities for which payment has not been made prior to the Closing, the Seller shall retain responsibility and liability for all amounts due with respect thereto including, without limitation, the payment of any amounts in the nature of back pay or employee compensation, and any state or federal taxes in connection with such back pay or employee compensation. Handling of such grievances and EEOC Claims shall be at the Seller's cost and expense. The Buyer shall have sole responsibility and liability for any EEOC Claims of Transferred Employees that relate to their employment with Buyer.

          (7) The Buyer shall assume the Seller's Profit Sharing Plan and Trust, but only to the extent provided in Exhibit 7.12(g) (the "Plan Assumption").

          (8) Nothing in this section 7.12 shall limit the at will nature of the employment of the Transferred Employees or the right of the Buyer to alter or terminate any employee benefit plan, except that the Buyer agrees that, for no less than one year from the date hereof, the Buyer shall provide employee benefits that, in the aggregate, are not materially less favorable than the employee benefits provided by the Seller to such Transferred Employees as of the date hereof. The Buyer further agrees, as of the Closing Date, that the Buyer shall be the sponsor of plans and shall have in place contracts of insurance necessary to provide to or for the benefit of the Transferred Employees such similar employee benefits under plans maintained by the Seller classified as "group health plans" as defined in Section 5001(b)(1) of the Code and set forth on Schedule 7.12(h) hereto.

     7.13 Consents; Releases. The Seller and the Shareholders shall cause the
          ------------------
Seller to receive all Consents on or prior to the Closing Date. At or prior to the Closing, the Shareholders and the Seller shall cause the Business and the Acquired Assets to be released from all liabilities, liens or other obligations not constituting Assumed Liabilities. On or prior to the Closing Date the Shareholders and the Seller shall obtain the consent of Bonnie L. Kelly (the "Spousal Consent"), which shall release any Lien that such person may have on any Acquired Asset or the Business.

     7.14 HSR Filings. In addition to and without limiting the agreements of the
          -----------
parties contained in section 7.13, the Seller, the Shareholders and the Buyer will promptly take all actions necessary to make the filings required of them or any of their Affiliates, and shall promptly cooperate with the other party with regard to any filing required by the other party, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and shall use all reasonable commercial efforts, and cooperate with each other, to promptly comply with any request for additional information in connection therewith. The Buyer shall pay the filing fee required under the HSR Act in connection with the transfer of the Acquired Assets hereunder.

     7.15 Employment Agreements. Simultaneously with the execution and delivery
          ---------------------
hereof, the Buyer and Paul D. Kelly shall enter into an employment agreement in the form of Exhibit 7.15A (the "Paul D. Kelly Employment Agreement"), the Buyer and Wayne A. Kelly shall enter into an employment agreement in the form of
Exhibit 7.15B (the "Wayne Kelly Employment Agreement") and the Buyer and Ray Postels shall enter into an employment agreement in the form of Exhibit 7.15C (the "Ray Postels Employment Agreement"). At the Closing hereunder, the Seller and the Shareholders shall cause each such employment agreement to be in full force and effect.

     7.16 Grant of Stock Options. After the Closing, MedSource shall enter into
          ----------------------
stock option agreements with the employees of the Seller identified on Schedule
7.16 to purchase an aggregate of 2,000 shares of its common stock, par value $.01 per share.

     7.17 Stockholder Agreement and Registration Rights Agreement. At the
          -------------------------------------------------------
Closing, MedSource and the Seller shall enter into a stockholder agreement in the form of Exhibit 7.16A (the "Stockholder Agreement") and a registration rights agreement in the form of Exhibit 7.16B (the "Registration Rights Agreement").

     7.18 Exclusivity. From and after the date hereof and unless and until this
          -----------
Agreement is terminated as provided in section 10, neither the Seller nor any Shareholder shall, and neither shall knowingly permit the Seller or any of their respective Affiliates, officers, directors, employees, agents or representatives, directly or indirectly, to encourage, solicit, initiate or participate in discussions or negotiations with, provide any information to, receive any proposals or offers from, or enter into any agreement with, any third party, in each case other than the Buyer, that involves the sale, joint venture or the other disposition of all or any portion of the Seller, the Acquired Assets or the Business or any merger, consolidation, recapitalization or other business combination of any kind involving the Seller. If the Seller or any Shareholder receives or becomes aware of any such offer or proposed offer, the Seller or such Shareholder, as the case may be, shall promptly notify the Buyer.

     7.19 Equipment, Intellectual Property and Other Assets. Prior to the
          -------------------------------------------------
Closing Date, the Shareholders shall take all steps necessary to contribute all equipment, intellectual property and other assets, except for real property, owned by any Shareholder or any Affiliate of any Shareholder, that is used in connection with the Business. The Shareholders and their Affiliates shall not receive any consideration for any such contribution and any such equipment, intellectual property or other assets shall become part of the Acquired Assets.

     7.20 Certain Payments.
          ----------------

          (1) Notwithstanding any term or provision of this Agreement to the contrary, on or prior to the Closing Date, the Shareholders may permit the Seller to pay, and the Seller may pay, to the Shareholders in the aggregate an amount not in excess of the aggregate outstanding principal and interest on all indebtedness of the Seller to any and all Shareholders (payable to the respective Shareholders as applicable in full satisfaction thereof).

          (2) On or prior to the Closing Date, the Shareholders shall repay all amounts owed by them to the Seller.

     7.21 Interests in Real Property.
          --------------------------

          (1) On or prior to the Closing Date, the Seller and the Shareholders shall cause the landlord under the Leased Real Property to enter into the leases (the "New Leases") in the forms set forth in Exhibit 7.22(a) with respect to the property located at 6400-6420 and 6360 Zane Avenue North, Brooklyn Park, Minnesota.

          (2) On or prior to the Closing Date, the Seller and the Shareholders shall cause the following documents to be delivered to the Buyer: (i) true and complete maintenance records for the Leased Real Property; (ii) a validly issued permanent certificate of occupancy for each of the buildings comprising a part of the Leased Real Property; (iii) evidence reasonably satisfactory to the Buyer that the Seller's use of the Leased Real Property complies with applicable zoning Laws; and (iv) all guarantees and warranties which the Company has received in connection with any work or services performed or equipment installed in the aforementioned buildings and all improvements erected on the Leased Real Property.

          (3) On or prior to the Closing Date, the Seller shall terminate the lease for the premises known as the Bass Creek Building, 6075 Trenton Lane, Plymouth, Minnesota, without any liability to the Seller or the Buyer.

     7.22 Accounts Receivable.
          -------------------

          (1) After the Closing, the Seller shall permit the Buyer to collect, in the name of the Seller, all accounts receivable constituting part of the Acquired Assets and to endorse with the name of the Seller for deposit in the Buyer's account any checks or drafts received in payment thereof. The Seller shall take any and all steps reasonably requested by the Buyer to effectuate the intent of the preceding sentence.

          (2) The Seller shall promptly turn over to the Buyer any cash, checks or other property that it may receive after the Closing in respect of any receivable constituting part of the Acquired Assets.

          (3) Following the Closing, the Buyer shall use commercially reasonable efforts to collect all accounts receivable included in the Acquired Assets in accordance with their respective terms. Any amounts received by the Buyer from the obligor of any such accounts receivable shall be credited as follows: (i) if such obligor has specified the receivable in respect of which payment is being made, against such receivable and (ii) if such obligor has not specified the receivable against which such payment is being made, against the oldest unpaid receivable due from such obligor.

          (4) Promptly after the expiration of the 120-day period following the Closing Date, the Buyer shall assign to the Seller, and the Seller shall purchase from the Buyer, any uncollected accounts receivable included in the Acquired Assets that are uncollected after the expiration of such 120-day period. Promptly after the receipt by the Seller of a written notice (an "Assignment Notice") from the Buyer that sets forth each such uncollected receivable and the face value thereof, the Seller shall pay the Buyer an amount equal to the face value of each uncollected receivable set forth in the Assignment Notice.

          (5) After the Buyer has provided the Assignment Notice to the Seller, the Buyer shall promptly turn over to the Seller any cash, checks or other property that it may receive from the obligor under any accounts receivable set forth in the Assignment Notice.

8. Conditions Precedent to the Closing

     8.1 Conditions Precedent to the Buyer's Obligations to Close. The
         --------------------------------------------------------
obligation of the Buyer to consummate the transactions contemplated hereby is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided, however, that the Buyer shall have the right to
                      --------  -------
waive all or any part of each such condition and to close the transactions contemplated hereby without, however, releasing the Seller or any Shareholder from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by the Buyer by reason of the breach by the Seller or any Shareholder of any covenant, obligation, agreement or condition contained herein or by reason of any misrepresentation made by the Seller or any Shareholder; and provided, further, however, that the Buyer's
                               --------  -------  -------
participation in the Closing shall not in any way be deemed to be a waiver of any claim it may have hereunder for any breach of any representation, warranty, covenant or agreement:

          (1) The representations and warranties of the Seller and the Shareholders contained in this Agreement shall have been true and correct when made and shall be true and correct in all respects as of the Closing Date, with the same force and effect as if made on the Closing Date, except for such representations and warranties as are made as of a specific date, which shall be true and correct in all respects as of such date.

          (2) The covenants and agreements of the Seller and the Shareholders contained in this Agreement and required to be complied with or performed on or prior to the Closing Date shall have been complied with or performed in all respects.

          (3) The Buyer shall have received (i) a certificate dated the Closing Date and executed by an executive officer of the Seller, and (ii) a certificate dated the Closing Date and executed by each of the Shareholders, in each case certifying the satisfaction of the conditions referred to in sections 8.1(a) and
(b).

          (4) The Buyer shall have received, each in form and substance reasonably satisfactory to the Buyer, all Consents of, and estoppel certificates and releases from, and shall have delivered all notices to, any Governmental Entity or other Person that is required for the consummation of the transactions contemplated hereby and for the Buyer to conduct and operate the Business, which Consents, notices and estoppel certificates are listed in Schedule 5.4 attached hereto and which releases are listed in Schedule 7.13.

          (5) No event or events shall have occurred between the date hereof and the Closing Date which, individually or in the aggregate, have, or are reasonably likely to have, a material adverse effect on the Acquired Assets or the Business.

          (6) The Buyer shall have received a certificate of the Seller (the "Seller Secretary's Certificate") certifying the resolutions duly and validly adopted by the Board of Directors and the Shareholders of the Seller, its authorization of the execution and delivery of this Agreement and the other Transaction Documents to which the Seller is a party and the consummation of the transactions contemplated hereby and thereby, and the names and signatures of the officers of the Seller authorized to sign this Agreement and the other Transaction Documents.

          (7) The form and substance of all certificates, transfer documents, title reports, opinions, consents, instruments, and other documents delivered to the Buyer under this Agreement shall be satisfactory in all reasonable respects to the Buyer and its counsel.

          (8) The Buyer shall have received from counsel for the Seller and the Shareholders an opinion dated the Closing Date in the form of Exhibit 8.1(h) attached hereto.

          (9) The Buyer shall have received from the Seller at the Closing a certificate of non-foreign status, in the form required by Section 1445 of the Code and the regulations thereunder.

          (10) Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated and no notice shall have been received by any party from any Governmental Entity of any pending or threatened investigation concerning the acquisitions.

          (11) There shall be no order, decree or injunction of a court of competent jurisdiction or other Governmental Entity that prevents the consummation of the transactions contemplated by this Agreement or Proceeding that threatens to prevent such transactions.

          (12) The Buyer shall have received the Spousal Consent.

     8.2 Conditions Precedent to the Seller's Obligations to Close. The
         ---------------------------------------------------------
obligation of the Seller and the Shareholders to consummate the transactions contemplated hereby is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided, however, that the Seller
                                          --------  -------
shall have the right to waive all or any part of each such condition, and to close the transactions contemplated hereby without, however, releasing the Buyer from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by the Seller by reason of the breach by the Buyer of any covenant, obligation, agreement or condition contained herein, by reason of any misrepresentation made by the Buyer; and provided further, however, that the Seller's participation in the Closing shall
-------- -------  -------
not in any way be deemed to be a waiver of any claim it may have hereunder for any breach of any representation, warranty, covenant or agreement:

          (1) The representations and warranties of the Buyer contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of a specific date, which shall be true and correct in all material respects as of such date.

          (2) The covenants and agreements contained in this Agreement to be complied with by the Buyer on or before the Closing Date shall have been complied with in all material respects.

          (3) The Seller shall have received a certificate dated the Closing Date and executed by an officer of the Buyer, certifying to the satisfaction of the conditions referred to in sections 8.2(a) and (b).

          (4) The Seller shall have received a certificate of the Secretary of the Buyer (the "Buyer Secretary's Certificate") certifying the resolutions duly and validly adopted by the Buyer evidencing its authorization of the execution and delivery of this Agreement and the other Transaction Documents to which the Buyer is a party and the consummation of the transactions contemplated hereby and thereby, and the names and signatures of the officers of the Buyer authorized to sign this Agreement and the other Transaction Documents to be delivered hereunder.

          (5) The form and substance of all certificates, opinions, consents, instruments and other documents delivered to the Seller under this Agreement shall be satisfactory in all reasonable respects to the Seller and its counsel.

          (6) The Seller shall have received from Parker Chapin Flattau & Klimpl, LLP, counsel for the Buyer, an opinion dated the Closing Date in the form of Exhibit 8.2(f) attached hereto.

          (7) No Law shall be in effect which prohibits any party hereto from consummating the transactions contemplated hereby.

          (8) The Seller shall have received a Bill of Sale, Assignment and Assumption Agreement duly executed by the Buyer, in which, among other things, the Buyer agrees to assume the Assumed Liabilities, in the form of Exhibit 8.2(h) attached hereto (the "Bill of Sale, Assignment and Assumption Agreement").

          (9) Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated and no notice shall have been received by any party from any Governmental Entity of any pending or threatened investigation or proceeding concerning the acquisitions.

          (10) There shall be no order, decree or injunction of a court of competent jurisdiction or other Governmental Entity that prevents the consummation of the transactions contemplated by this Agreement or Proceeding that threatens to prevent such transactions.

9. Documents to be Delivered at the Closing.

     9.1 Deliveries of the Seller and the Shareholders. At the Closing, the
         ---------------------------------------------
Seller and the Shareholders shall deliver or cause to be delivered the following items to the Buyer:

          (1) the Settlement Escrow Agreement, each duly executed by the Seller;

          (2) the Bill of Sale, Assignment and Assumption Agreement duly executed by the Seller that, among other things, conveys, transfers and sells to the Buyer all right, title and interest of the Seller in and to the Acquired Assets;

          (3) the releases referred to in section 7.13;

          (4) the certificates referred to in section 8.1(c) duly executed by an executive officer of the Seller and by each of the Shareholders;

          (5) the Consents referred to in section 8.1(d);

          (6) the Seller's Secretary's Certificate referred to in section 8.1(f), duly executed by the Secretary of the Seller;

          (7) the opinion of counsel to the Seller and the Shareholders referred to in section 8.1(i);

          (8) the certificate referred to in section 8.1(j);

          (9) a Tax, lien and judgment search of the Seller and the Acquired Assets showing no items not disclosed in the schedules to this Agreement;

          (10) each Employment Agreement, duly executed by the executive named therein;

          (11) the Stockholders Agreement, duly executed by the Seller;

          (12) the Registration Rights Agreement, duly executed by the Seller;

          (13) the New Leases, duly executed by the landlord thereunder;

          (14) the Spousal Consent, duly executed by each party thereto; and

          (15) the Plan Assumption, duly executed by the Seller.

     9.2 Deliveries of the Buyer. At the Closing, the Buyer shall deliver or
         -----------------------
cause to be delivered the following items to the Seller:

          (1) the Settlement Escrow Agreement, duly executed by the Buyer,

          (2) the certificate referred to in section 8.2(c), duly executed by an officer of the Buyer;

          (3) the Buyer Secretary's Certificate referred to in section 8.2(d), duly executed by the Secretary of the Buyer;

          (4) the opinions of counsel to the Buyer referred to in section
8.2(f);

          (5) the Fixed Cash Amount, subject to preliminary adjustment as provided in section 3.3(b);

          (6) the stock certificates representing the shares of Preferred Stock referred to in section 3.1(b);

          (7) the Bill of Sale, Assignment and Assumption Agreement, duly executed by the Buyer;

          (8) each Employment Agreement, duly executed by the Buyer;

          (9) the Stockholders Agreement, duly executed by MedSource;

          (10) the Registration Rights Agreement, duly executed by MedSource;

          (11) the New Leases, duly executed by the Buyer; and

          (12) the Plan Assumption, duly executed by the Buyer.

10. Termination.

          (1) This Agreement may be terminated at any time prior to the Closing:

               (1) by the mutual agreement of the Buyer and the Seller; or

               (2) by either the Buyer or the Seller in the event of a material breach by or default of the other party hereto but not before ten (10) days after giving written notice to such effect to the other party; provided,
                                                               --------
however, that delivery of such notice shall not affect the right of the other
-------
party to cure the default and to close during such ten (10) day period.

          (2) Upon termination of this Agreement pursuant to section 10(a), all obligations of the parties shall terminate; provided, however, that no such
                                            --------  -------
termination shall relieve the Seller or any Shareholder of any liability to the Buyer under section 12, or the Buyer of any liability to the Seller under the Deposit Escrow Agreement, by reason of any breach of or default under this Agreement.

11. Survival of Representations and Warranties.

     11.1 Survival of Representations and Warranties of the Seller and the
          ----------------------------------------------------------------
Shareholders. At the Closing, the Buyer shall, without waiving any of its rights
------------
hereunder, advise the Seller if the Buyer has actual knowledge of any material breach of any of the representations and warranties of the Seller and the Shareholders herein. The Buyer has the right to rely upon the representations and warranties of the Seller contained in this Agreement. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until the third anniversary of the Closing Date, and the Seller's and the Shareholders' liability in respect of any breach of any such representation or warranty shall terminate on the third anniversary of the Closing Date, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section
12.3. The foregoing notwithstanding, the representations and warranties contained in sections 5.3, 5.12, 5.14 and 5.16 shall survive the Closing and the Seller's and the Shareholders' liability in respect of any breach thereof shall continue until 60 days after the expiration of all applicable statutes of limitation, including extensions and waivers, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section 12.3.

     11.2 Survival of Representations and Warranties of the Buyer. The Seller
         --------------------------------------------------------
and the Shareholders have the right to rely upon the representations and warranties of the Buyer contained in this Agreement. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until the third anniversary of the Closing Date, and Buyer's liability in respect of any breach of any such representation or warranty shall terminate on the third anniversary of the Closing Date, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section 12.3.

12. Indemnification.

     12.1 Indemnification by the Seller and the Shareholders. Subject to the
          --------------------------------------------------
limitations contained in section 11 and section 12.4, the Seller and the Shareholders shall jointly and severally indemnify and defend the Buyer and each of its officers, directors, employees, shareholders, agents, advisors and representatives (each, a "Buyer Indemnitee") against, and hold each Buyer Indemnitee harmless from, any loss, liability, obligation, deficiency, damage or expense including, without limitation, interest, penalties, reasonable attorneys' and consultants' fees and disbursements (collectively, "Damages"), that any Buyer Indemnitee may suffer or incur based upon, arising out of, relating to or in connection with any of the following (whether or not in connection with any third party claim):

          (1) any breach of any representation or warranty made by the Seller or any Shareholder contained in this Agreement or in respect of any third-party claim made based upon facts alleged which, if true, would constitute any such breach; or

          (2) either the Seller's or any Shareholder's failure to perform or to comply with any covenant or condition required to be performed or complied with by the Seller or the Shareholders contained in this Agreement.

     12.2 Indemnification by the Buyer. Subject to the limitations contained in
          ----------------------------
section 11 and section 12.4, the Buyer shall indemnify and defend the Seller and the Shareholders and each of the Seller's officers, directors, employees, shareholders, agents, advisors and representatives (each, a "Seller Indemnitee") against, and hold each Seller Indemnitee harmless from, any Damages that such Seller Indemnitee may suffer or incur arising from, related to or in connection with any of the following:

          (1) any breach of any representation or warranty made by the Buyer contained in this Agreement or in respect of any third-party claim made based upon facts alleged which, if true, would constitute any such breach; or

          (2) the Buyer's failure to perform or to comply with any covenant or condition required to be performed or complied with by the Buyer contained in this Agreement.

     12.3 Indemnification Procedures.
          --------------------------

          (1) Promptly after notice to an indemnified party of any claim or the commencement of any Proceeding, including any Proceeding by a third party, involving any Damage referred to in sections 12.1 or 12.2, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party pursuant to this section 12, give written notice to the latter of the notice of such claim or the commencement of such Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder; provided, however, that the failure of any
                           --------  -------
indemnified party to give such notice shall not relieve the indemnifying party of its obligations under such section, except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice.

          (2) (i) In the case of any such Proceeding by a third party against an indemnified party, the indemnifying party shall, upon notice as provided above, assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the indemnified party as a result of any settlement or compromise thereof that is effected by the indemnified party (without the written consent of the indemnifying party); provided, however, that the Seller and the Shareholders shall have the right to receive from the Buyer reimbursement for any Damages incurred by the Seller or the Shareholders to the extent such Damages would be included in, and in the aggregate less than, the basket set forth in section 12.4(a).

               (ii) Anything in section 12.3(b)(i) notwithstanding, if both the indemnifying party and the indemnified party are named as parties or subject to such Proceeding and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, then
(A) the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf, in each case after notice to such effect is duly given hereunder to the other party and (B) the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party; provided, however,
                                                          --------  -------
that (x) in the event the indemnified party elects to retain such defense on its own behalf, the indemnifying party shall not be required to pay any attorneys' fees and disbursements incurred by the indemnified party in such defense and (y) in all other cases, the indemnifying party shall be required to pay any legal or other expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by the indemnified party in such defense.

          (3) If the indemnifying party assumes the defense of any such Proceeding, the indemnified party shall cooperate fully with the indemnifying party and shall appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the indemnified party and otherwise assist the indemnifying party in conducting such defense. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or Proceeding. Provided that proper notice is duly given, if the indemnifying party shall fail promptly and diligently to assume the defense thereof, then the indemnified party may respond to, contest and defend against such Proceeding (but the indemnifying party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover from the indemnifying party the entire cost and expense thereof including, without limitation, reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred. The obligation of the Seller and the Shareholders to pay the Damages of a Buyer Indemnitee pursuant to this section 12.3(c) is subject to the right of the Seller and the Shareholders to receive from the Buyer reimbursement for any Damages incurred by the Seller or the Shareholder to the extent such Damages would be included in, and in the aggregate less than, the basket set forth in section 12.4(c).

          (4) Any payment pursuant to this section 12 shall be treated as an adjustment to the consideration exchanged for the Acquired Assets.

     12.4 Limitations on Indemnification by the Seller and the Shareholders.
          -----------------------------------------------------------------

          (1) The Seller and the Shareholders shall have indemnification obligations pursuant to section 12.1(a) respecting Damages that result from actual or claimed breaches of representations or warranties set forth in this Agreement (other than the representations and warranties contained in sections 5.3, 5.12, 5.14 and 5.16), only if and only to the extent that the aggregate of all Damages resulting from such actual or claimed breaches shall exceed $250,000. Notwithstanding the foregoing, the Seller and the Shareholders shall have indemnification obligations pursuant to section 12.1(a) respecting Damages that Schedule 5.16 expressly includes in the "basket" set forth in this section
12.4 only if and only to the extent that the aggregate of all such Damages shall exceed $250,000.

          (2) The limitations set forth in paragraph (a) of this section 12.4 shall not limit or reduce the Seller's and the Shareholders' obligations to indemnify the Buyer in respect of Damages that result from actual or claimed breaches of the representations and warranties contained in sections 5.3, 5.12,
5.14 and 5.16. Notwithstanding the foregoing, the Seller and the Shareholders shall have indemnification obligations pursuant to section 12.1(a) respecting Damages that Schedule 5.16 expressly includes in the "basket" set forth in this section 12.4 only if and only to the extent that the aggregate of all such Damages shall exceed $250,000.

          (3) In the event that any Damages of the Buyer are covered by insurance proceeds or other reimbursement obligations, whether maintained by the Buyer or the Seller, the Buyer shall not be deemed to have any Damages if and to the extent that the Buyer actually realizes the proceeds of such insurance, which payments shall in no event be included in the basket set forth in section 12.4(a).

          (4) Anything to the contrary notwithstanding, the indemnification obligation of Wayne A. Kelly for Damages hereunder shall not exceed $2,300,000.

13. Miscellaneous.

     13.1 Transaction Fees and Expenses. Each party hereto shall bear such
          -----------------------------
costs, fees and expenses as may be incurred by it in connection with this Agreement and the transactions contemplated hereby.

     13.2 Notices. Any notice, demand, request or other communication which is
          -------
required, called for or contemplated to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or a recognized national overnight courier service for next day delivery with receipt therefor, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by facsimile transmission with a written copy thereof sent on the same day by postage paid first-class mail or (c) by personal delivery to such party at the following address:

        To the Buyer:

             MedSource Technologies, Inc.
             c/o Kidd & Company, LLC
             Three Pickwick Plaza
             Greenwich, Connecticut  06830
             Attention:  Richard J. Effress
             Telecopier No.:(203) 661-1839

        with a copy to:

             Parker Chapin Flattau & Klimpl, LLP
             1211 Avenue of the Americas
             New York, New York  10036-8735
             Attention:  Edward R. Mandell
             Telecopier No.:(212) 704-6288

        To the Seller or any Shareholder at:

             c/o Kelco Industries, Inc.
             6420 Zane Avenue N.
             Minneapolis, Minnesota 55429
             Attention: President
             Telecopier No.:(612) 535-2049

        with respect to each of the Seller and the Shareholders, with a copy to:

             Messerli & Kramer
             1800 Fifth Street Towers
             150 South Fifth Street
             Minneapolis, Minnesota  55402
             Attention: Jerome J. Simons, Jr.
             Telecopier No.:(612) 672-3777

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this section. The date of giving or making of any such notice or demand shall be, in the case of clause (a)(i), the date of the receipt, in the case of clause (a)(ii), five business days after such notice or demand is sent, and, in the case of clause
(b), the business day next following the date such notice or demand is sent. A copy of any notice to the Shareholders shall be sent concurrently to the Seller and a copy of any notice to the Seller shall be sent concurrently to the Shareholders.

     13.3 Amendment. Except as otherwise provided herein, no amendment of this
          ---------
Agreement shall be valid or effective unless in writing and signed by or on behalf of the party against whom the same is sought to be enforced.

     13.4 Waiver. No course of dealing of any party hereto, no omission, failure
          ------
or delay on the part of any party hereto in asserting or exercising any right hereunder, and no partial or single exercise of any right hereunder by any party hereto shall constitute or operate as a waiver of any such right or any other right hereunder. No waiver of any provision hereof shall be effective unless in writing and signed by or on behalf of the party to be charged therewith. No waiver of any provision hereof shall be deemed or construed as a continuing waiver, as a waiver in respect of any other or subsequent breach or default of such provision, or as a waiver of any other provision hereof unless expressly so stated in writing and signed by or on behalf of the party to be charged therewith. The Buyer's receipt of Tax Returns, waiver of bulk sales and other waivers and receipt of information contained herein shall not be deemed to waive the Buyer's rights under the indemnification provisions of Section 12.

     13.5 Governing Law. This Agreement shall be governed by, and interpreted
          -------------
and enforced in accordance with, the laws of the State of Minnesota.

     13.6 Jurisdiction. Each of the parties hereto hereby irrevocably consents
          ------------
and submits to the exclusive jurisdiction of the United States District Court for the District of Minnesota in connection with any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such Proceeding, in which case, each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of Minnesota in connection with such Proceeding and waives any objection to venue in the State of Minnesota, and agrees that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided by clause (a) of section 13.2.

     13.7 Remedies. In the event of any actual or prospective breach or default
          --------
by any party hereto, the other parties shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive. Nothing contained herein and no election of any particular remedy shall be deemed to prohibit or limit any party from pursuing, or be deemed a waiver of the right to pursue, any other remedy or relief available now or hereafter existing at law or in equity (whether by statute or otherwise) for such actual or prospective breach or default, including the recovery of damages.

     13.8 Severability. The provisions hereof are severable and if any provision
          ------------
of this Agreement shall be determined to be legally invalid, inoperative or unenforceable in any respect by a court of competent jurisdiction, then the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any such invalid, inoperative or unenforceable provision shall be deemed, without any further action on the part of the parties hereto, amended and limited to the extent necessary to render such provision valid, operative and enforceable.

     13.9 Further Assurances. Each party hereto covenants and agrees promptly to
          ------------------
execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

     13.10 Assignment. This Agreement and all of the provisions hereof shall be
           ----------
binding upon and inure to the benefit of the parties hereto, their heirs and their respective successors and permitted assignees. Permitted assignees of the Buyer's rights hereunder shall include any Affiliate of the Buyer and any or all financial institutions or other entities investing and/or lending monies to finance the transactions herein contemplated. Permitted assignees of the Seller's rights hereunder shall include any Affiliate of the Seller. Neither Buyer nor Seller may assign any of its obligations hereunder without the consent of the other party, except to a permitted assignee. Except for the permitted assignees, neither party shall have the right to assign any rights or delegate any duties hereunder without the consent of the other party.

     13.11 Binding Effect. This Agreement shall be binding upon and inure to the
           --------------
benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

     13.12 No Third Party Beneficiaries. Nothing contained in this Agreement,
           ----------------------------
whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any Person other than as otherwise provided in this Agreement.

     13.13 Entire Agreement. This Agreement (including all the schedules and
           ----------------
exhibits hereto), together with the Exhibits, Schedules, certificates and other documentation referred to herein or required to be delivered pursuant to the terms hereof, contains the terms of the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, commitments, understandings, discussions, negotiations or arrangements of any nature relating thereto.

     13.14 Headings. The headings contained in this Agreement are included for
           --------
convenience and reference purposes only and shall be given no effect in the construction or interpretation of this Agreement.

     13.15 Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.16 Bulk Sales Law. The parties waive compliance with the provisions of
           --------------
any bulk sales law that may be applicable to the transactions contemplated hereby.

Seller:                          KELCO INDUSTRIES, INC.


                                 By: /s/ Wayne A. Kelly
                                    --------------------------------------------
                                     Wayne A. Kelly
                                     General Manager


Buyer:                        KELCO ACQUISITION LLC
                                 By: MedSource Technologies, Inc.
                                     its Manager


                                     By: /s/ Richard J. Effress
                                         ---------------------------------------
                                         Richard J. Effress
                                         Chairman


Shareholders:                    /s/ Paul D.Kelly
                                 -----------------------------------------------
                                     Paul D. Kelly, individually and as Trustee
                                     of the Paul D. Kelly 1997 Annuity Trust


                                 /s/ Wayne A.Kelly
                                 -----------------------------------------------
                                     Wayne A. Kelly